UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant §240.14a-12

LANDMARK APARTMENT TRUST OF AMERICA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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3505 E Frontage Road, Suite 150

Tampa, Florida 33607

(813) 281-2907 main

(813) 287-2178 fax

www.latapts.com

            , 2014

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2014 Annual Meeting of Stockholders of Landmark Apartment Trust of America, Inc. to be held on Tuesday, May 13, 2014 at 10:00 a.m., Eastern Daylight Time, at our offices located at 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607. We look forward to your attendance.

The accompanying proxy statement, proxy card and notice describe the formal business to be acted upon by our stockholders at the 2014 Annual Meeting of Stockholders or at any postponement or adjournment thereof.

At the 2014 Annual Meeting of Stockholders, you will be asked to consider and vote on the following proposals:

•

The Charter Amendment Proposal: To vote on an amendment to our charter (as subsequently amended to date, the “Articles”) to require us to adhere to the ownership and other restrictions set forth in the Internal Revenue Code of 1986, as amended, relating to (i) Elco North America Inc.’s qualification as a U.S. domestically controlled real estate investment trust and (ii) our qualification as a real estate investment trust (the “Charter Amendment Proposal”).

•

Election of Directors: To vote on the election of (i) the seven nominees named in the accompanying proxy statement by the holders of all shares of our capital stock and (ii) the two nominees named in the accompanying proxy statement and designated by iStar Apartment Holdings LLC and BREDS II Q Landmark LLC by holders of shares of our 8.75% Series D Cumulative Non-Convertible Preferred Stock and 9.25% Series E Cumulative Non-Convertible Preferred Stock only, each nominee to hold office for a one-year term expiring at the 2015 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

•

Other Proposals: To transact any other business that may properly come before the meeting, such as any proposal to adjourn the meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to such proposals, to permit further solicitation of additional proxies by our Board of Directors.

Our stockholders of record as of the close of business on March 19, 2014 are entitled to vote at the 2014 Annual Meeting of Stockholders. The accompanying proxy statement contains a more complete description of the Charter Amendment Proposal and the directors nominated to our Board of Directors. A copy of the full text of the amendment to the Articles is set forth in our proposed Articles of Amendment, which is attached hereto as Appendix A. We urge you to carefully review the accompanying proxy statement and the appendix, which discuss the proposals in more detail.

Our Board of Directors recommends that you vote “FOR” the Charter Amendment Proposal and “FOR ALL NOMINEES” for director.

Your vote is very important. Regardless of the number of shares of our stock that you own, it is very important that your shares be represented at the 2014 Annual Meeting of Stockholders. ACCORDINGLY,

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2014 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may submit your proxy by completing, signing and dating the accompanying proxy card and returning it via fax to 1-781-633-4306 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy via the Internet at www.2voteproxy.com/LATA or by telephone by dialing toll-free 1-888-409-4185. Please follow the directions provided in the proxy statement. Submitting a proxy card will not prevent you from voting in person at the 2014 Annual Meeting of Stockholders, but it will assure that your vote will be counted if you are unable to attend the 2014 Annual Meeting of Stockholders.

Thank you for your attention to these matters and for your continued support of, and interest in, our company.

Sincerely,

Stanley J. Olander, Jr.

Chief Executive Officer and Chief Financial Officer

3505 E Frontage Road, Suite 150

Tampa, Florida 33607

(813) 281-2907 main

(813) 287-2178 fax

www.latapts.com

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2014

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Landmark Apartment Trust of America, Inc., a Maryland corporation, will be held on Tuesday, May 13, 2014 at 10:00 a.m., Eastern Daylight Time, at our offices located at 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607, for the following purposes:

1.	The Charter Amendment Proposal: To vote on an amendment to our charter to require us to adhere to the ownership and other restrictions set forth in the Internal Revenue Code of 1986, as amended, relating to (i) Elco North America Inc.’s qualification as a U.S. domestically controlled real estate investment trust and (ii) our qualification as a real estate investment trust.

2.	Election of Directors: To vote on the election of (i) the seven nominees named in the accompanying proxy statement by the holders of all shares of our capital stock and (ii) the two nominees named in the accompanying proxy statement and designated by iStar Apartment Holdings LLC and BREDS II Q Landmark LLC by holders of shares of our 8.75% Series D Cumulative Non-Convertible Preferred Stock and 9.25% Series E Cumulative Non-Convertible Preferred Stock only, each nominee to hold office for a one-year term expiring at the 2015 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

3.	Other Proposals: To transact any other business that may properly come before the meeting, such as any proposal to adjourn the meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to such proposals, to permit further solicitation of additional proxies by our Board of Directors.

The proposals outlined above are discussed in more detail in the following pages, which are made part of this notice. Our stockholders of record as of the close of business on March 19, 2014 are entitled to vote at the Annual Meeting. We reserve the right, in our sole discretion, to adjourn or postpone the Annual Meeting to provide more time to solicit proxies for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders:

The proxy statement is available at www.2voteproxy.com/LATA.

You may obtain directions to attend the Annual Meeting by calling (813) 281-2907.

Please know that your vote is very important to us. Whether or not you plan to attend the Annual Meeting, please sign and date the accompanying proxy card and return it promptly by fax to 1-781-633-4036 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy electronically via the Internet at www.2voteproxy.com/LATA or by telephone by dialing toll-free 1-888-409-4185. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you had previously returned your proxy card or authorized a proxy electronically. As described in the accompanying proxy statement, you may revoke your proxy at any time prior to its exercise.

Sincerely,

B. Mechelle Lafon

Assistant Chief Financial Officer, Secretary and Treasurer

(i)

LANDMARK APARTMENT TRUST OF AMERICA, INC.

3505 E Frontage Road, Suite 150

Tampa, Florida 33607

(813) 281-2907 main

(813) 287-2178 fax

www.latapts.com

PROXY STATEMENT

General Information

This proxy statement is furnished by the Board of Directors (the “Board of Directors”) of Landmark Apartment Trust of America, Inc., a Maryland corporation, in connection with the solicitation by the Board of Directors of proxies to be voted at the 2014 Annual Meeting of Stockholders to be held on Tuesday, May 13, 2014 at 10:00 a.m., Eastern Daylight Time, at our principal executive offices located at 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607 (such meeting, and any adjournments or postponements thereof, the “Annual Meeting”) for the purposes set forth herein and in the accompanying Notice of 2014 Annual Meeting of Stockholders. Only holders of record of our shares of (i) common stock, par value $0.01 per share (our “shares of common stock”), (ii) 8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (our “Series D Preferred Stock”), and (iii) 9.25% Series E Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (our “Series E Preferred Stock” and, together with the Series D Preferred Stock, our “Preferred Stock”), at the close of business on March 19, 2014 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Annual Meeting. This proxy statement and the proxy card are first being mailed on or about April 2, 2014 to stockholders of record as of the Record Date.

As of the Record Date, 25,251,833 shares of our common stock, 20,976,300 shares of our Series D Preferred Stock and 6,800,000 shares of our Series E Preferred Stock were outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the Annual Meeting, with the exception of the election of the Preferred Stock Directors (as defined below). With respect to each of the matters to be voted on at the Annual Meeting, each share of Series D Preferred Stock entitles the holder thereof to the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series D Preferred Stock held by such holder as of the Record Date by (B) $5.48, and each share of Series E Preferred Stock entitles the holder thereof to cast the number of votes, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series E Preferred Stock held by such holder as of the Record Date by (B) $4.86. For purposes of calculating the voting rights of holders of our Preferred Stock as of the Record Date, the “Liquidation Preference” is $10 per share.

Proxy and Voting Procedures

Any proxy that is received in advance of the Annual Meeting and is properly signed and not revoked, as described below, will be voted at the Annual Meeting in accordance with the directions of the stockholder granting the proxy. If you are a stockholder as of the Record Date and you submit a signed proxy card or submit your proxy by Internet or telephone, but do not specify how you want to vote your shares, your shares will be voted FOR:

1.	The Charter Amendment Proposal: The approval of an amendment (the “Charter Amendment Proposal”) to our charter (as subsequently amended to date, the “Articles”) to require us to adhere to the ownership and other restrictions set forth in the Internal Revenue Code of 1986, as amended (the “Code”), relating to (i) Elco North America Inc.’s (“ENA”) qualification as a U.S. domestically controlled real estate investment trust (a “DCR”) and (ii) our qualification as a real estate investment trust (a “REIT”).

2.

Election of Directors: The election of (i) the seven nominees named in the proxy statement by the holders of all shares of our capital stock and (ii) the two nominees named in the proxy statement and designated by iStar Apartment Holdings LLC (“iStar”) and BREDS II Q Landmark LLC (“BREDS”)

by holders of shares of our Series D Preferred Stock and Series E Preferred Stock only (the “Preferred Stock Directors”), each nominee to hold office for a one-year term expiring at the 2015 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

3.	Other Proposals: Any other business as may properly come before the meeting, such as any proposal to adjourn the meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to such proposals, to permit further solicitation of additional proxies by our Board of Directors.

Unless otherwise specified, a proxy will also confer authority on the persons named therein to vote in their discretion on any other matters that properly may be presented at the Annual Meeting, including proposals to adjourn the Annual Meeting in respect of proposals for which insufficient votes to approve were cast in order to permit solicitation of additional proxies by our Board of Directors in respect of those proposals.

Our Board of Directors recommends that you vote “FOR” the Charter Amendment Proposal and “FOR ALL NOMINEES” for directors named herein.

Proxies

You can revoke any proxy you previously gave at any time before votes are tabulated at the Annual Meeting by (1) delivering a written statement to B. Mechelle Lafon, our Secretary (the “Secretary”), at Landmark Apartment Trust of America, Inc., 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607, Attention: Secretary, expressly stating that the proxy is revoked, (2) completing and properly executing a new proxy card that is dated later than the date of your prior proxy card and delivering it to our Secretary at or before the Annual Meeting, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

A proxy card is enclosed for your use. The proxy card contains instructions for authorizing a proxy either by telephone, by Internet or by mail. Votes cast in person or by proxy at the Annual Meeting will be tabulated, and a determination will be made as to whether or not a quorum is present by the inspectors of election appointed for the Annual Meeting. The presence, in person or by proxy, of any number of our stockholders of record as of the Record Date holding at least a majority of the outstanding shares of stock entitled to vote with respect to the proposals described above will constitute a quorum for the transaction of business at the Annual Meeting.

We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote “against” the Charter Amendment Proposal. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. If a broker returns an executed proxy card, but marks the card to reflect a withholding of voting authority on matters as to which the broker is not permitted to vote, the holder of the shares of stock covered by the proxy card will be treated as present for quorum purposes. Broker non-votes will have the effect of a vote “against” the Charter Amendment Proposal. If a broker returns a properly executed proxy card, but does not provide voting instructions or an intent to abstain as to any matter, the shares represented by that proxy card will be considered present for quorum purposes and those shares will be voted on such matters in accordance with the recommendations of our Board of Directors or, in the absence of such a recommendation, in the proxy holder’s discretion.

Abstentions and broker non-votes will count as votes against the proposal to elect all of the director nominees, except for the election of the Preferred Stock Directors. Abstentions and broker non-votes will have no effect on the election of the two nominees to be voted on by the holders of our Preferred Stock.

Our Annual Meeting may be adjourned if insufficient votes to approve any of the proposals were cast and our Board of Directors may continue to solicit proxies.

Where to Obtain More Information

We make available, free of charge, on or through our website at www.latapts.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Securities and Exchange Commission (the “SEC”). Copies of such reports are also posted and are available without charge on the SEC’s website at www.sec.gov.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement, unless the information specifically indicates that another date applies. The information that we later file with the SEC may update and supersede the information in this proxy statement.

Important Note

No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, such representation must not be relied upon as having been authorized by us or any other person or entity. This proxy statement provides you with detailed information about the (i) Charter Amendment Proposal and (ii) the directors nominated to serve on our Board of Directors until the 2015 Annual Meeting of Stockholders, to be considered and voted upon at the Annual Meeting. The information in this proxy statement is current as of the date of this proxy statement. Stockholders are urged to carefully review this proxy statement, including the accompanying appendix, which discuss the proposals to be considered and voted upon at the Annual Meeting in more detail.

The date of this proxy statement is             , 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

We are providing you with this proxy statement, which contains information about the following matters to be voted upon at our Annual Meeting: (i) the Charter Amendment Proposal and (ii) the directors nominated to serve on our Board of Directors until the 2015 Annual Meeting of Stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format. Except where otherwise noted, references herein to “Landmark Apartment Trust of America,” the “Company,” “we,” “us” or “our” refer to Landmark Apartment Trust of America, Inc. and Landmark Apartment Trust of America Holdings, L.P., its operating partnership.

Why did I receive a copy of the proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the SEC and which is designed to assist you in voting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon (i) the approval of an amendment to our Articles to require us to adhere to the ownership and other restrictions set forth in the Code relating to ENA’s qualification as a DCR and our qualification as a REIT, (ii) the election of (A) the seven nominees named in the proxy statement by the holders of all shares of our capital stock and (B) the two nominees named in the proxy statement and designated by iStar and BREDS by holders of shares of our Series D Preferred Stock and Series E Preferred Stock only, each nominee to hold office for a one-year term expiring at the 2015 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies, and (iii) any other matters that properly may be presented at the Annual Meeting.

Management will report on the status of our business and our portfolio of properties and will respond to questions from stockholders. As of the date of this proxy statement, representatives from Ernst & Young LLP (“Ernst & Young”), our independent registered public accounting firm, are expected to be present at the Annual Meeting. Representatives from Ernst & Young will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Tuesday, May 13, 2014, at 10:00 a.m., Eastern Daylight Time, at our offices located at 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607.

What is the Board of Directors’ voting recommendation?

Our Board of Directors unanimously recommends a vote FOR the Charter Amendment Proposal and FOR ALL NOMINEES to our Board of Directors. No director has informed us that he or she intends to oppose any action intended to be taken by us.

Why is the Board of Directors recommending that our Articles be amended to require us to adhere to the ownership and other restrictions set forth in the Code relating to ENA’s qualification as a DCR and our qualification as a REIT?

On December 31, 2013, we entered into a certain Omnibus Agreement (the “Omnibus Agreement”) with Elco Landmark Residential Holdings LLC, a Delaware limited liability company (“ELRH”), Elco Holdings Ltd., an Israeli public corporation (“EH”), and ENA, a Delaware corporation (together with ELRH, “Elco”). On August 8, 2012, prior to the execution of the Omnibus Agreement, Elco and certain of its co-investors contributed certain multifamily apartment properties to Landmark Apartment Trust of America Holdings, L.P. (our “operating partnership”), and, at that time, Joseph G. Lubeck, a principal of ELRH, became a member of our Board of Directors and our Executive Chairman. On March 19, 2013, our operating partnership acquired the property management business previously conducted by affiliates of Elco.

The Omnibus Agreement contemplates, among other things, that upon completion of the transactions set forth therein and the other transaction documents completed thereby (collectively, the “Restructuring Transaction”), the following will have been consummated:

•

the contribution of 26 multifamily properties of Elco and its affiliates to our operating partnership in exchange, principally, for limited partnership interests in our operating partnership (“OP Units”), ten properties of which had been contributed as of December 31, 2013;

•	a reorganization and recapitalization transaction by ENA resulting in ENA owning no assets other than OP Units;

•	the election by ENA to be taxed as a REIT for federal and state income tax purposes and to qualify as a DCR;

•	the reincorporation of ENA from a Delaware to a Maryland corporation under the name “Landmark Apartment Trust II, Inc.”; and

•	our acquisition of a majority interest in ENA, which will result in ENA becoming a majority owned subsidiary of the Company.

The principal purposes of the Restructuring Transaction are to (i) enable us to acquire the multifamily real estate assets of Elco and its affiliates, as described above; (ii) enable EH to hold shares in ENA, which shares would be economically equivalent to shares of our common stock, and to entitle EH to have its shares in ENA redeemed for cash or, at the election of the Company, shares of our common stock; and (iii) facilitate EH’s desire to own an interest in a DCR.

Pursuant to the terms of the Omnibus Agreements, we acknowledged that EH’s ability to dispose of its equity interests in ENA without payment of any federal or state income taxes in the U.S. was a material determining factor to EH in entering into and performing its obligations, including the contribution of properties, under the Omnibus Agreement. To further incentivize Elco to complete the transactions, we agreed that, on or before the closing of the Restructuring Transaction, we would seek approval from our stockholders to amend the Articles to require us to adhere to the ownership and other restrictions set forth in the Code relating to ENA’s qualification as a DCR and our qualification as a REIT. Accordingly, we have a contractual obligation to seek approval of the Charter Amendment Proposal from our stockholders.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote the shares that they hold on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting. As of the Record Date, we had 25,251,833 shares of our common stock, 20,976,300 shares of our Series D Preferred Stock and 6,800,000 shares of our Series E Preferred Stock issued and outstanding and entitled to vote.

How many votes do I have?

Each outstanding share of our common stock entitles its holder to cast one vote on each of the proposals to be voted on, except for the election of the two Preferred Stock Directors, as described in this proxy statement. With respect to each of the proposals to be voted on at the Annual Meeting, each share of Series D Preferred Stock entitles the holder thereof to the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series D Preferred Stock held by such holder as of the Record Date by (B) $5.48, and each share of Series E Preferred

Stock entitles the holder thereof to cast the number of votes, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series E Preferred Stock held by such holder as of the Record Date by (B) $4.86. For purposes of calculating the voting rights of holders of our Preferred Stock as of the Record Date, the “Liquidation Preference” is $10 per share.

What constitutes a quorum?

If we have greater than 50% of the outstanding shares of our stock entitled to vote as of the Record Date present, in person or by proxy, at the Annual Meeting, then we will have a quorum at the meeting, which will permit us to transact business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for transacting business at the Annual Meeting.

If my shares are held in street name by my broker, will my broker vote my shares for me?

If your shares are registered directly in your name, then you are considered to be the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” If your shares are held in street name, your broker will not be able to vote your shares without instructions from you. If you want to vote on the proposals, you should contact your broker directly and ask what directions your broker will need from you.

How do I vote my shares at the Annual Meeting?

Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by 10:00 a.m., Eastern Daylight Time, on May 13, 2014.

Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to 1-781-633-4036 until 10:00 a.m., Eastern Daylight Time, on May 13, 2014.

Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1-888-409-4185 until 11:59 p.m., Eastern Daylight Time, on May 12, 2014.

Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at www.2voteproxy.com/LATA until 11:59 p.m., Eastern Daylight Time, on May 12, 2014.

Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone, fax or over the Internet?

If you are a stockholder of record as of the Record Date, you may revoke any proxy you granted at any time before the proxy is exercised at the Annual Meeting by (1) delivering to our Secretary a written notice of revocation, (2) completing and properly executing a new proxy card bearing a later date or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone, fax or over the Internet, you may simply authorize a new proxy at a later date using the same procedures set forth above, but before the deadline for telephone, fax or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold shares of our stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve the proposals?

Approval of the Charter Amendment Proposal requires the affirmative vote of the majority of all votes entitled to be cast on such proposal. Abstentions and broker non-votes will have the effect of a vote “against” the Charter Amendment Proposal.

Each Preferred Stock Director must be elected by a plurality of the votes cast by the holders of our Preferred Stock in the election of Preferred Stock Directors. Abstentions and broker non-votes will have no effect on the election of the Preferred Stock Directors. To elect the remaining director nominees, the affirmative vote of a majority of the shares entitled to vote present in person or by proxy at any annual meeting at which a quorum is present must be cast in favor of such nominees. Abstentions and broker non-votes will count as votes against the proposal to elect such director nominees.

A majority of votes cast at a meeting of the stockholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals set forth in this proxy statement can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of shares of our common stock. Therefore, a large number of our stockholders must be present in person or by proxy at the Annual Meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES. Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of Landmark Apartment Trust of America and welcome your attendance at the Annual Meeting.

Who will bear the costs of soliciting proxies for the meeting?

Landmark Apartment Trust of America will bear the entire cost of the solicitation of proxies from its stockholders. We have retained DST Systems, Inc. to assist us in connection with the solicitation of proxies for the Annual Meeting. We expect to pay approximately $51,000 for such services and postage. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

If I share my residence with another Landmark Apartment Trust of America stockholder, how many copies of the proxy statement should I receive?

The SEC has adopted a rule concerning the delivery of disclosure documents. Pursuant to this rule, we will send a single set of the annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and Landmark Apartment Trust of America. It reduces the volume of duplicative information received at your household and helps Landmark Apartment Trust of America reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card, unless we receive instruction to the contrary.

Landmark Apartment Trust of America will deliver promptly, upon written or oral request, a separate copy of the annual report, proxy statement, proxy statement combined with a prospectus or information statement to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to DST Systems, Inc. at 1-888-360-9919 or Landmark Apartment Trust of America, Inc. at 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607, Attention: Secretary. If you are a stockholder that receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent.

What if I consent to have one set of materials mailed now, but I change my mind later?

You can contact us in the same manner discussed above to cancel the householding instructions for yourself. You will then be sent a separate proxy statement within 30 days of receipt of your instruction.

If I plan to attend the Annual Meeting in person, should I notify anyone?

While you are not required to notify anyone in order to attend the Annual Meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for attendees. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Stockholders will be required to present a valid photo ID in order to enter the Annual Meeting.

Where can I find out more information about you?

We make available, free of charge, on or through our website at www.latapts.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Copies of such reports are also posted and are available without charge on the SEC’s website at www.sec.gov.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies. The information that we file later with the SEC may update and supersede the information in this proxy statement. Requests for copies of our filings should be directed to DST Systems, Inc. by calling 1-888-360-9919.

Who should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact DST Systems, Inc. at 1-888-360-9919.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This proxy statement contains both historical and forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about the Company, the real estate industry and the debt and equity capital markets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.

Forward-looking statements include information concerning possible or assumed future results of operations of the Company, including statements about the possibility of consummating an initial public offering of our shares of common stock (an “IPO”) or any other strategic transactions, including transactions that may provide liquidity to our stockholders, and the public market for our shares following a potential IPO.

The forward-looking statements included in this proxy statement are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the availability of sources of capital;

•	changes in economic conditions generally and the real estate market specifically;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs;

•	changes in interest rates;

•	competition in the real estate industry;

•	the supply and demand for operating properties in our proposed market areas;

•	changes in accounting principles generally accepted in the United States of America;

•	the effect of being a self-managed and self-advised company on our business and prospects; and

•	future acquisitions of properties.

Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this proxy statement or that may be made elsewhere from time to time by, or on behalf of, us.

PROPOSAL 1

CHARTER AMENDMENT

Introduction

Upon the unanimous vote by our Board of Directors, the Charter Amendment Proposal is hereby submitted to our stockholders for their approval. Our Board of Directors believes it is advisable to amend our existing Articles to include provisions that will require us to adhere to the ownership and other restrictions set forth in the Code relating to ENA’s qualification as a DCR and our qualification as a REIT. Accordingly, we are proposing that our existing Articles be amended as discussed below. The full text of the amendment is set forth in the proposed Articles of Amendment (the “Articles of Amendment”) attached hereto as Appendix A. You may request a paper copy of the Articles of Amendment by writing to: Landmark Apartment Trust of America, Inc., 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607, Attention: Secretary.

Effectiveness

If the Charter Amendment Proposal is approved by our stockholders, the Articles of Amendment will be filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) upon the closing of the Restructuring Transaction and will be effective upon the acceptance for record of the Articles of Amendment by the SDAT.

Proposed Amendment to our Existing Articles

On December 31, 2013, we entered into the Omnibus Agreement with ELRH, EH, and ENA. As described above, the principal purposes of the Omnibus Agreement and the transactions contemplated thereunder are to (i) enable us to acquire a total of 26 multifamily properties from ELRH and certain of its affiliates, ten of which have been acquired as of December 31, 2013; and (ii) enable a restructuring of ENA. In the Omnibus Agreement, we acknowledged that the ability of EH to dispose of its equity interests in ENA without payment of any federal or state income taxes in the U.S. was a material determining factor to EH in entering into and performing its obligations under the Omnibus Agreement. Pursuant to the terms of the Omnibus Agreements, we agreed, on or before the closing of the Restructuring Transaction, to seek approval from our stockholders to amend the Articles to include provisions that will require us to adhere to the ownership and other restrictions set forth in the Code to ensure ENA’s qualification as a DCR and our qualification as a REIT.

The Charter Amendment Proposal contains restrictions on the ownership and transfer of shares of our capital stock. These restrictions have the effect of limiting the maximum percentage ownership by non-U.S. persons of the aggregate of our outstanding shares of capital stock. In addition, the restrictions on ownership and transfer generally have the effect of prohibiting any person from owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code.

EH and ENA are affiliated with two of our directors, Messrs. Lubeck and Salkind.

Vote Required

Approval of the Charter Amendment Proposal requires the affirmative vote of the holders of at least a majority of all votes entitled to be cast on such proposal. Proxies received will be voted FOR approval of the Charter Amendment Proposal unless stockholders indicate otherwise. Abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes “against” the proposal.

Our Board of Directors has deemed it advisable and in the best interests of us and our stockholders to approve the Charter Amendment Proposal and has recommended it to our stockholders for their approval. Our Board of Directors unanimously approved the Articles of Amendment and recommends that you vote FOR the Charter Amendment Proposal.

PROPOSAL 2

ELECTION OF DIRECTORS

Background

Our Board of Directors currently consists of eleven directors. Following the election of directors at the Annual Meeting, we will reduce the size of our Board of Directors, and our Board of Directors will consist of nine directors. Our bylaws provide for a minimum of seven and a maximum of eleven directors. Our directors each serve a term of one year and may be re-elected.

Our Board of Directors has nominated the following individuals, each for a term of office commencing on the date of the Annual Meeting and ending on the date of the 2015 Annual Meeting of Stockholders of Landmark Apartment Trust of America and until his or her successor is duly elected and qualifies.

Joseph G. Lubeck

Stanley J. Olander, Jr.

Glenn W. Bunting, Jr. (Independent)

Karl Frey (Independent)

Ronald D. Gaither (Independent)

Edward M. Kobel (Independent)

Michael Salkind

Howard Silver (Independent)

Peter Sotoloff (Independent)

In accordance with the Articles and the Corporate Governance Agreement (as defined below), the holders of our Series E Preferred Stock and our Series D Preferred Stock (collectively, the “Preferred Stockholders”), voting together as a single class, are entitled to elect one director designated by iStar and one director designated by BREDS. Only the Preferred Stockholders are entitled to vote on the election of the two Preferred Stock Directors. iStar has designated Karl Frey as its nominee, and BREDS has designated Peter Sotoloff as its nominee. The Preferred Stockholders and the holders of shares of our common stock, voting together as a single class, are entitled to elect the remaining seven nominees.

Each of the nominated directors currently serves as a member of our Board of Directors.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR ALL NOMINEES for director named herein. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our Board of Directors for a one-year term ending on the date of the 2015 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Landmark Apartment Trust of America. Except with respect to the rights under the Corporate Governance Agreement described below to designate certain directors to the Board of Directors, no arrangement or understanding exists between any director, nominee or executive officer and any other person relating to his or her election as a director.

Corporate Governance Agreement

On January 7, 2014, in connection with the issuance of our Series E Preferred Stock, we entered into an amended and restated corporate governance agreement (the “Corporate Governance Agreement”) with ELRH, which is an affiliate of two of our directors, Messrs. Lubeck and Salkind, 2335887 Limited Partnership (“2335887 Limited Partnership”), DK Landmark, LLC (“DK Landmark”), which is an affiliate of one of our directors, Mr. Kobel, iStar, which is an affiliate of one of our directors, Mr. Frey, BREDS, which is an affiliate of one of our directors, Mr. Sotoloff, and, solely in their capacity as holders of capital stock of the Company, Messrs. Lubeck and Kobel. The Corporate Governance Agreement provides for the composition of our Board of Directors, among other things.

In accordance with the Corporate Governance Agreement, 2335887 Limited Partnership is entitled to designate one director, DK Landmark is entitled to designate one director, and Mr. Kobel will continue as the director designated by DK Landmark, ELRH is entitled to designate two directors, and Messrs. Lubeck and Salkind will continue as the directors designated by ELRH, the holders of Series E Preferred Stock and the holders of Series D Preferred Stock, voting together as a single class, are entitled to elect one director designated by iStar, and Mr. Frey will continue as the director appointed by iStar, and the holders of Series E Preferred Stock and the holders of Series D Preferred Stock, voting together as a single class, are entitled to elect one director designated by BREDS, and Mr. Sotoloff will continue as the director designated by BREDS. Additionally, iStar, BREDS and ELRH have the right, acting by unanimous agreement among such parties, to designate one director (the “Group Director”), subject to certain conditions. We agreed to nominate each of Messrs. Kobel, Lubeck and Salkind (or any of their replacements) for re-election to the Board of Directors at each subsequent meeting of our stockholders held to consider a vote on the election of the Board of Directors, subject to certain conditions and limitations, as set forth in the Corporate Governance Agreement. In addition, we agreed to take all actions necessary to cause the re-election of Messrs. Frey and Sotoloff by the Preferred Stockholders. Finally, for as long as Mr. Lubeck continues to serve as a director of the Company, we agreed to take all corporate and other action necessary to cause him to be elected by our Board of Directors to serve as our Executive Chairman of the Board of Directors. In connection with Robert A.S. Douglas’ resignation from our Board of Directors on July 9, 2013, 2335887 Limited Partnership irrevocably waived its right to designate a director to be nominated by the Company to the Board of Directors.

Our obligation to nominate a director selected by each of 2335887 Limited Partnership, DK Landmark and ELRH are subject to certain conditions and limitations, as set forth in the Corporate Governance Agreement, including the ownership of a minimum amount of securities of the Company. The respective rights and obligations of 2335887 Limited Partnership, DK Landmark and ELRH under the Corporate Governance Agreement expire upon the consummation of an initial public offering (defined to mean an underwritten public offering in conjunction with which shares of our common stock are listed for trading on the New York Stock Exchange); provided, however, that notwithstanding the foregoing:

(a) our obligations to nominate the director designated by 2335887 Limited Partnership for re-election to the Board of Directors applies until and including the earlier of (i) the second annual meeting of our stockholders following an IPO or (ii) 2335887 Limited Partnership and any entity in which 2335887 Limited Partnership holds, directly or indirectly, at least 40% of the equity interests or shares cease to own an aggregate of at least 1,000,000 shares of our common stock for a set period of time;

(b) our obligations to nominate the director designated by DK Landmark for re-election to the Board of Directors applies until and including the earlier of (i) the second annual meeting of our stockholders following the consummation of an IPO or (ii) DK Landmark and its affiliates cease to own, directly or indirectly, an aggregate of at least 500,000 shares of our common stock for a set period of time; and

(c) our obligations to nominate (i) two directors designated by ELRH applies until ELRH and its affiliates cease to own, directly or indirectly, an aggregate of at least 3,680,000 shares of our common stock for a set period of time and (ii) one director designated by ELRH applies until ELRH and its affiliates cease to own, directly or indirectly, an aggregate of at least 2,450,000 shares of our common stock for a set period of time. Additionally, if ELRH and its affiliates cease to own, directly or indirectly, an aggregate of at least 1,225,000 shares of our common stock for a set period of time, then ELRH will no longer be entitled to participate in the designation of the Group Director.

iStar’s and BREDS’ respective rights, undertakings and obligations under the Corporate Governance Agreement will survive indefinitely until (i) we have redeemed all shares of Series D Preferred Stock, Series D Common Stock, Series E Preferred Stock and Series E Common Stock and (ii) our operating partnership has redeemed all Series D Preferred Partnership Units and Series E Preferred Partnership Units.

Board Membership Criteria

Our Board of Directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the Board of Directors. This assessment includes, in the context of the perceived needs of the Board of Directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industry, or legal, accounting or financial management expertise. In considering possible candidates for election as a director, our Board of Directors is guided by the principle that each director should: (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our stockholders as a whole; and (vi) represent a diversity of background and experience.

Other considerations in director nominations include the candidate’s independence from conflict with the Company, and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. In addition to the qualities noted above, in considering possible candidates for election as a director, the Board of Directors seeks individuals who:

•	understand our business and corporate structure, have knowledge of key competitors and markets and can assist with the formulation of corporate strategies;

•	can enhance the Company’s relationships with our investors and other sources of capital; and

•	understand finance matters, financial statements and the audit process, legal issues and public reporting.

Selection of Directors

Unless otherwise provided by the Articles or Maryland law, and subject to the Corporate Governance Agreement described above, our Board of Directors is responsible for selecting its own nominees and recommending them for election by the stockholders. All director nominees stand for election by the stockholders annually. Our Board of Directors will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Proposals for 2015 Annual Meeting of Stockholders” below. In evaluating the persons recommended as potential directors, our Board of Directors will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws.

Information about Director Nominees

Joseph G. Lubeck, age 55, has been the Executive Chairman of the Board of Directors and a director of the Company since August 2012. Mr. Lubeck is a skilled real estate attorney and business leader with 30 years of experience in multifamily real estate. Mr. Lubeck has orchestrated and overseen the acquisition, repositioning, renovation, and management or sale of over 100,000 apartment units. Mr. Lubeck has also orchestrated billions of dollars of debt and equity investment in multifamily properties. Mr. Lubeck founded Elco Landmark Residential Holdings, LLC, a member of the Elco Holdings family of companies and a subsidiary of ELCO Holdings, LTD, an Israel publicly traded company, and has been its Chief Executive Officer and Managing Partner since June 2008. Mr. Lubeck graduated with honors from Cornell University and obtained a Juris Doctor degree from Delaware Law School. Mr. Lubeck is active in numerous civic and charitable organizations, including AIPAC, Hillel, and The Cornell University Tower Club. Mr. Lubeck also serves as Vice President of Temple Beth David in addition to several other civic and corporate board assignments. The Board of Directors selected Mr. Lubeck to serve as a director of the Company because of his deep knowledge of the real estate industry, particularly in the multifamily sector, along with his experience in successfully growing a real estate company. The Board of Directors believes that Mr. Lubeck’s experience will be a valuable resource to the Board of Directors, particularly in matters relating to the acquisition and financing of real estate assets and its operations and growth strategies.

Stanley J. (“Jay”) Olander, Jr., age 59, has been the Chief Executive Officer and a director of the Company since December 2005 and the Chief Financial Officer of the Company since March 2014. From December 2006 until August 2012, he served as Chairman of the Board of Directors, and from April 2007 to March 2010, he served as our President. Mr. Olander also served as our Chief Financial Officer from November 2010 to June 2011. Since January 2006, Mr. Olander has served as a managing member of ROC REIT Advisors, LLC (our “Former Advisor”). From December 2005 until November 2010, he served as Chief Executive Officer of Grubb & Ellis Apartment REIT Advisor, LLC (“Grubb & Ellis REIT Advisor”), and from April 2007 until November 2010, he served as the President of Grubb & Ellis REIT Advisor. From December 2007 until November 2010, Mr. Olander served as the Executive Vice President, Multifamily Division of Grubb & Ellis Company, our former sponsor, where he also served in various capacities within the organization from December 2005 until November 2010, including serving as Chief Executive Officer, President and Chairman of the Board of Directors of Grubb & Ellis Residential Management, Inc. from August 2007 until November 2010. From 1996 until April 2005, Mr. Olander served as President and Chief Financial Officer and a member of the Board of Directors of Cornerstone Realty Income Trust, Inc. (“Cornerstone”), a publicly traded apartment REIT listed on the New York Stock Exchange with a market capitalization of approximately $1.5 billion. In 2005, Mr. Olander oversaw the sale of Cornerstone. Mr. Olander has been responsible for the acquisition and financing of approximately 70,000 apartment units during his career. Mr. Olander received a B.S. degree in Business Administration from Radford University and an M.A. degree in Real Estate and Urban Land Development from Virginia Commonwealth University. The Board of Directors selected Mr. Olander to serve as a director of the Company because he serves as our Chief Executive Officer and Chief Financial Officer and has previously served as the president and chief financial officer of a publicly traded apartment REIT. Mr. Olander has expansive knowledge of the real estate and multifamily housing industries and relationships with chief executives and other senior management at real estate, multifamily development and investment companies, as well as financial lending institutions. The Board of Directors believes that Mr. Olander brings strong operational and financial expertise to the Board of Directors.

Glenn W. Bunting, Jr., age 69, has been an independent director since December 2005. He was President of American KB Properties, Inc., which developed and managed shopping centers, from 1985 until mid-2010. He has been President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple REIT Seven, Inc. and Apple REIT Eight, Inc., where he also serves on the audit, executive and compensation committees of each board. From 2005 until May 2007 and 2005 until October 2007, Mr. Bunting also served as a director and member of the executive and compensation committees of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc., respectively. Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. were sold in May 2007 and October 2007, respectively. Mr. Bunting also previously served as a director of Cornerstone from 1993 to 2005, where he served on that company’s audit committee, executive compensation committee and special committee. Cornerstone listed on the New York Stock Exchange in 1997 and was merged into Colonial Property in 2005. Mr. Bunting received a B.S. degree in Business Administration from Campbell University. The Board of Directors selected Mr. Bunting to serve as a director due to his knowledge of the real estate and publicly registered non-traded and traded REIT industries and his service on the boards of directors of several non-traded and traded REITs. The Board of Directors believes that Mr. Bunting’s publicly registered non-traded and traded REIT experience will result in assisting us in developing our long-term strategy.

Karl Frey, age 53, has been an independent director since June 2013. Mr. Frey is an Executive Vice President of iStar Land Company and has more than 30 years of real estate investment experience. Mr. Frey joined iStar in August 2011. Prior to joining iStar, Mr. Frey was a Managing Director of Starwood Capital from November 2007 to August 2011. Mr. Frey has been responsible for real estate finance, investment and development of commercial projects for institutional investors and owners, including MetLife, AIG, Prudential (PruExpress), The Home Depot, Insignia and Starwood Capital. Mr. Frey is a council member of the Urban Land Institute. Mr. Frey graduated from MIT in 1983 after attending on a full Navy/Marine Corps scholarship. The Board of Directors selected Mr. Frey to serve as a director of the Company because of his expansive real estate investment experience.

Ronald D. Gaither, age 56, has been an independent director since June 2012. Mr. Gaither joined Green Bear Real Estate Capital, LLC in 2009 as its managing partner. Green Bear Real Estate Capital provides investment advisory services and arranges debt and equity capital for real estate projects. From 1999 until 2008,

Mr. Gaither served as Executive Vice President and Chief Operating Officer for Arbor Commercial Mortgage, LLC. Arbor and its affiliates provided commercial and multifamily mortgages through Fannie Mae, FHA and conduit securitization. Arbor Commercial Mortgage, LLC also manages a publicly traded REIT, Arbor Realty Trust, which provides bridge loans, mezzanine debt and preferred equity for commercial real estate projects. Mr. Gaither was Senior Credit Officer for PNC Mortgage Corporation (“PNC”) located in Chicago, Illinois from 1997-1998. While at PNC, he was appointed to the Freddie Mac lender advisory board, PNC Mortgage Asset Liability Management Committee, and served on the board of directors for PNC Captive Reinsurance Corporation. Mr. Gaither joined Amerin Guaranty Corporation, which operates as a mortgage guaranty insurer, in 1996 until 1997 as Senior Operations and Risk Manager. From 1990 to 1996, Mr. Gaither was a Senior Vice President with Prudential Home Mortgage Corporation. He was appointed Corporate Treasurer of Prudential Home Mortgage in 1991 where he arranged and managed a $1.0 billion syndicated credit facility. In 1994, he was appointed Senior Credit Policy Officer and was responsible for working with the rating agencies Fannie Mae, Freddie Mac and private securities investors on all credit policy issues. Mr. Gaither is a graduate of Winston-Salem State University with a degree in Business Administration. He earned a Masters of Management degree from the Kellogg Graduate School of Management at Northwestern University. Mr. Gaither is also on the board of directors for FirstCity Bank of Commerce in North Palm Beach, Florida and has served on the advisory board for the Sam Zell Real Estate Institute at the Wharton Graduate School and on the board of directors of the Real Estate Executive Counsel.

Edward M. Kobel, age 56, has been an independent director since August 2012. Mr. Kobel is a co-founder of and serves as the President and Chief Operating Officer of DeBartolo Development, LLC (“DeBartolo Development”), a real estate investment firm, which holds $1.8 billion in developments and land, since 2003, and is responsible for that company’s strategy, execution and capitalization. Mr. Kobel also co-founded the Community Reinvestment Partners, a fund that intends to invest into value added real estate in the states of North Carolina, South Carolina, Georgia, Florida and Alabama, and the DeBartolo Community Retail Fund L.P., which is a national fund to acquire value added retail nationwide. Prior to overseeing DeBartolo Development, Mr. Kobel served as a partner of Fortis Advisors, an affiliate company of the DeBartolo Property Group, where he managed $600 million in real estate projects. Before joining Fortis Advisors, Mr. Kobel founded Trinity Development, which was primarily engaged in new retail development as well as value-added shopping center redevelopment and completed over $300 million in retail development. Mr. Kobel has completed near $4 billion of real estate transactions since June 2009. Currently, he has $1.2 billion of apartments under development around the United States. Throughout his professional career, Mr. Kobel has been a champion of charitable causes, devoting his time and leadership to multiple non-profit organizations and was awarded the Outstanding Professional and Community Citizenship award from Tampa Mayor Pam Lorio. Mr. Kobel is the chairman of LIFEWORK Leadership, a leadership development program that provides ethical leadership training for business and community leaders, and sits on the board of several non-profit organizations. The Board of Directors selected Mr. Kobel to serve as a director because of his strong real estate and financial expertise.

Michael Salkind, age 46, has been a director since August 2012. Mr. Salkind is the Co-Managing Director of Elco Holdings Ltd. (Tel Aviv Stock Exchange), one of the largest Israel conglomerates with global operations, since December 1, 1999, and a member of its Board of Directors since October 5, 2011. He is also the chairman of the board of directors of Electra Ltd. (Tel Aviv Stock Exchange), Elco’s group of companies for construction and infrastructure, since May 30, 2010 and a member of the board of directors since July 7, 2008. Mr. Salkind is also a member of the board of directors of various other affiliates of Elco Holdings Ltd., including Electra Consumer Products (1970) Ltd. (Tel Aviv Stock Exchange) since December 1997, Electra Real Estate Ltd. (Tel Aviv Stock Exchange) since July 2004, Elco North America, Inc. since April 2008 and Elco North America II, Inc. since December 2012. He received a BS in Business Administration from Boston University and an MBA from Columbia University in New York City. We believe that Mr. Salkind’s current experience as the co-managing director of Elco Holdings and the chairman of the board of directors of Electra Ltd., as well as his membership to the board of directors of the various other Elco affiliates and his significant real estate acquisition experience make him well qualified to serve on our Board of Directors.

Howard Silver, age 59, has been an independent director since January 2014. From 1998 to 2007, Mr. Silver was the President and Chief Executive Officer of Equity Inns, Inc. (“Equity Inns”), a former New York Stock

Exchange listed company. Mr. Silver also served as Chief Financial Officer and Chief Operating Officer of Equity Inns from 1994 to 2004. Until the sale of Equity Inns to Whitehall Global Real Estate Funds in October 2007, Equity Inns was the largest hotel REIT focused on the upscale extended stay, all suite and midscale limited service segments of the hotel industry. Prior to joining Equity Inns, Mr. Silver was employed by Ernst & Young LLP from 1987 to 1992 and by Pricewaterhouse Coopers (formerly Coopers & Lybrand L.L.P.) from 1978 to 1986, both global accounting firms. Mr. Silver currently serves on the boards of directors of Education Realty Trust, a public student housing REIT, Ridgeway Country Club and the Memphis Jewish Community Center. Mr. Silver also served on the boards of directors of CapLease, Inc., a public net lease REIT, from 2004 to 2013 and Great Wolf Resorts, Inc., a public indoor water park resort company, from 2004 to 2012. Mr. Silver holds a B.S. in Accountancy from the University of Memphis and has been a Certified Public Accountant since 1980. The Board of Directors selected Mr. Silver to serve as a director of the Company because of his strong real estate experience and financial expertise.

Peter Sotoloff, age 37, has been an independent director since July 2013. Since 2007, Mr. Sotoloff has served as a Managing Director and Head of U.S. Originations of Blackstone Real Estate Debt Strategies. Mr. Sotoloff oversees structured finance acquisitions, including both origination and legacy loan portfolio investments on behalf of the fund. Mr. Sotoloff is also a member of the investment committee for Blackstone Mortgage Trust. Prior to joining Blackstone, Mr. Sotoloff was a Principal at Tribeca Associates, an institutionally capitalized owner, operator and developer, and he oversaw the acquisition, financing and development of large scale office, lodging, for-sale residential and mixed-use assets and portfolios. Prior to joining Tribeca Associates, Mr. Sotoloff oversaw U.S. financing, nonperforming loan acquisition and global currency and interest rate risk management strategies for the Morgan Stanley Real Estate Funds, a series of global opportunity funds. In addition, Mr. Sotoloff was involved with the management of the Morgan Stanley Real Estate Special Situations Fund investment program. Prior to joining Morgan Stanley, Mr. Sotoloff was with Goldman Sachs’ Whitehall Funds, a global real estate opportunity fund sponsor. Mr. Sotoloff graduated with highest honors from the Wharton School of the University of Business with a BS in Finance with concentrations in Finance, Real Estate Finance and Management, and he completed the International Business Strategies Program at the London School of Economics. The Board of Directors selected Mr. Sotoloff to serve as a director of the Company because of his expertise with respect to real estate debt strategies.

Our Board of Directors recommends a vote FOR ALL NOMINEES for election as directors.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below. For biographical information regarding Mr. Olander, our Chief Executive Officer and Chief Financial Officer, see “— Information about Director Nominees” above.

Gustav G. Remppies, age 53, has served as the Chief Administrative Officer of the Company since April 2013, having previously served as the president of the Company during the period from March 2010 until April 2012. From November 2010 until August 2012, Mr. Remppies served as the Secretary of the Company, and from December 2005 until March 2010, as its Executive Vice President and Chief Investment Officer. Mr. Remppies has also been a managing member of our Former Advisor since January 2006. Mr. Remppies served as the Executive Vice President and Chief Investment Officer of Grubb & Ellis REIT Advisor from December 2005 until November 2010. Mr. Remppies served in various capacities with Grubb & Ellis Company or its affiliates from December 2005 until November 2010, including Executive Vice President of Grubb & Ellis Residential Management, Inc. From 1995 to 2003, Mr. Remppies served as Senior Vice President of Acquisition of Cornerstone, and from 2003 to April 2005, he served as its Executive Vice President and Chief Investment Officer. As such, he was responsible for all acquisitions, dispositions, financing and development for Cornerstone. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 23,000 apartment units. In addition, he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders. Mr. Remppies received a B.S. degree in Business Administration from the University of Richmond.

James G. Miller, age 47, has served as the Chief Operating Officer and Chief Accounting Officer of the Company since March 2014 and previously served as the Chief Financial Officer of the Company from April 2013 to March 2014. Mr. Miller has over 25 years of accounting and finance experience. From January 2005 to April 2013, Mr. Miller served as the Chief Financial Officer for Elco Landmark Residential Holdings, LLC, which engages in the rental of residential apartment communities in the southeast and is a member of the Elco Holdings family of companies and a subsidiary of ELCO Holdings, LTD, an Israel publicly traded company. From October 2000 until December 2004, Mr. Miller served as Vice President of finance for WRH Income Properties, Inc., a privately owned full-service multifamily property management company, which had multifamily assets totaling $300 million. From August 1997 to October 2000, Mr. Miller served as Controller for Inacom Information Systems, a Delaware-based technology solutions provider that was traded on the New York Stock Exchange. Mr. Miller was responsible for the financial operations of the southeast division of Inacom Information Systems, which had annual revenues of $2 billion. In addition, from January 1994 to August 1997, he served as Manager of Accounting and Finance for Total Tire Care, a retail entity, which grew into a 700-store chain located in 13 states. Prior to that, he served as an auditor for Arthur Anderson, a Chicago based accounting firm, from August 1991 to January 1994, and NationsBank, a North Carolina based financial institution which subsequently merged to become Bank of America, from August 1989 to August 1991. Mr. Miller holds a Bachelor of Science degree in Finance from Florida State University and a Masters in Business Administration from the University of South Florida. He is also a Certified Public Accountant.

B. Mechelle Lafon, age 43, has served as the Assistant Chief Financial Officer of the Company since April 2013, having previously served as the Chief Financial Officer from June 2011 until April 2013. Ms. Lafon also acts as the Secretary and Treasurer of the Company. Ms. Lafon served as our controller from December 6, 2010 until June 2011. Prior to joining the Company, from 1999 to June 2008, Ms. Lafon worked at UDR, Inc., or UDR, formerly United Dominion Realty Trust, Inc., and from June 2001 to June 2008, she served as UDR’s corporate controller, supervising the corporate accounting, financial reporting and payroll departments. From 1996 to 1999, Ms. Lafon was on the audit staff of Keiter, Stephens, Hurst, Gary & Shreaves, P.C. From 1994 to 1996, she was the senior internal auditor of First Virginia Bank, Inc. Ms. Lafon is a Certified Public Accountant and holds a bachelor’s degree in business administration from James Madison University.

Elizabeth Truong, age 41, has served as Chief Investment Officer of the Company since April 2013. From July 2008 to April 2013, Ms. Truong served as Chief Investment Officer of Elco Landmark Residential Holdings, LLC. From June 2003 to July 2008, she also served as the Chief Investment Officer for Landmark Residential, which was majority purchased by Elco Landmark Residential. In such capacity, she negotiated and closed the acquisition of over 70 real estate assets valued at more than $1.4 billion dollars and over 20,000 residential units. In addition, she was responsible for all financing for Elco Landmark Residential and handled all property dispositions. Her responsibilities included marketing, training, financial reporting, risk management, construction, and investor relations. Ms. Truong earned a bachelor’s degree from the University of Massachusetts Amherst and was a recipient of a full scholarship at Babson College for a Masters in Business Administration in Entrepreneurship.

CORPORATE GOVERNANCE

Director Attendance at Meetings of the Board of Directors

Our Board of Directors held 25 meetings during the fiscal year ended December 31, 2013. Each of our incumbent directors attended at least 75% of the aggregate total number of meetings of our Board of Directors held during the period for which he or she served as a director and of the aggregate total number of meetings held by all committees of our Board of Directors on which he or she served during the periods in which he or she served.

Director Attendance at Annual Meetings of Stockholders

Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between stockholders and our Board of Directors. Five of the then nine members who served on our Board of Directors at the time of the meeting attended the 2013 Annual Meeting of Stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact members of our Board of Directors may do so by writing to: Landmark Apartment Trust of America, Inc., Board of Directors, 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

We currently have an eleven-member Board of Directors. Following the election of directors at the Annual Meeting, we will have a nine-member Board of Directors. A majority of our directors are “independent directors.” Three of our directors, Joseph G. Lubeck, Stanley J. Olander, Jr., and Michael Salkind, are not considered to be independent directors. Each of our independent directors would qualify as independent under the rules of the New York Stock Exchange, and our Audit Committee members would also qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members. However, our stock is not listed on the New York Stock Exchange.

Board Leadership Structure; Independent Lead Director

Stanley J. Olander, Jr. serves as our Chief Executive Officer and our Chief Financial Officer, and since August 2012, Joseph G. Lubeck has been serving as the Executive Chairman of the Board of Directors. The independent directors believe that it is in our best interest to retain flexibility in determining whether to separate or combine the roles of Chief Executive Officer and Chairman of the Board of Directors based on our circumstances. Accordingly, the roles of Chairman of the Board of Directors and Chief Executive Officer are currently separate. Our Board of Directors believes that at the current time this structure is best for the Company as it allows our Chief Executive Officer to focus on the Company’s strategy, business and operations, while enabling our Chairman of the Board to assist with board matters and serve as a liaison between the Board of Directors and the Company’s management. The Board of Directors also believes that this leadership structure aids in the Board of Directors’ oversight of risk and strengthens risk management.

In addition, our Board of Directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability. Our corporate governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Ethics and the Code of Ethics and Conflict of Interest Policy we have adopted. Some of the relevant processes and other corporate governance practices include:

•

A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full Board of Directors. The Audit Committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

On February 24, 2011, our Board of Directors elected Glenn W. Bunting, Jr. as our lead independent director. The lead independent director acts as a liaison between the independent directors and management and is responsible for working with management and our financial advisors to explore strategic alternatives for the Company.

Committees of Our Board of Directors

We have three standing committees of our Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. From time to time, our Board of

Directors may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full Board of Directors meeting, provided that a majority of the members of each committee are independent directors.

Audit Committee.    Our Board of Directors has an Audit Committee, which must be comprised of a minimum of three individuals, a majority of whom must be independent directors. Currently, the Audit Committee includes Messrs. Bunting, Gaither, Gary, Kobel and Sotoloff, each of whom is an independent director. Mr. Gary is designated as the Audit Committee financial expert and serves as the Audit Committee chairman. In June 2008, the Audit Committee adopted a charter, which was attached as Appendix A to our proxy statement for the 2011 Annual Meeting of Stockholders. The Audit Committee charter can also be located on our website at www.latapts.com by clicking on “Investor Relations,” then by clicking on “Corporate Governance” and then by clicking on “Audit Committee Charter.” The Audit Committee held twelve meetings during the fiscal year ended December 31, 2013. The Audit Committee is responsible for assisting our Board of Directors with oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory financial disclosure requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditor.

Compensation Committee.    The Compensation Committee presently consists of Messrs. Bunting, Frey, Gaither, Gary, Kobel and Sotoloff, with Mr. Gaither serving as its chairman. The Compensation Committee adopted a charter on August 9, 2012, a copy of which was attached as Appendix B to our proxy statement for the 2013 Annual Meeting of Stockholders. The Compensation Committee establishes salaries of our executive officers and the incentive compensation for our directors and employees. With respect to the processes and procedures for the consideration and determination of executive and director compensation, the Compensation Committee’s duties include, but are not limited to, reviewing the Company’s compensation philosophy, reviewing annually the corporate goals and objectives related to the compensation of executive officers, evaluating the performance of the executive officers in light of those goals, setting compensation levels of the executive officers, and reviewing and approving annually the compensation structure for the Company’s executive officers and the Board of Directors. Additionally, the Compensation Committee oversees the process for identifying and addressing any material risks related to these compensation policies and approves and authorizes the Company to enter into any employment agreements, severance arrangements, change in control provisions and other compensation-related agreements. All of the members of the Compensation Committee are independent directors. The Compensation Committee held five meetings during the year ended December 31, 2013.

In the second half of 2013, with the assistance of management, the Compensation Committee engaged in a search for a compensation consultant, ultimately deciding between two reputable firms. Following review and consideration of the proposals received, the Compensation Committee retained FPL Associates L.P. (“FPL Associates”) to conduct a compensation analysis covering the Company’s executives, to provide guidance for any proposed changes to our executive compensation program and to assist the Compensation Committee with the development of any new compensation arrangements. The Compensation Committee considered the independence of FPL Associates under applicable SEC and New York Stock Exchange rules and concluded that there was no conflict of interest.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee presently consists of Messrs. Bunting, Frey, Gaither and Sotoloff and Ms. Biller, with Ms. Biller serving as its chairperson. The Nominating and Corporate Governance Committee adopted a charter on August 9, 2012, a copy of which was attached as Appendix C to our proxy statement for the 2013 Annual Meeting of Stockholders. Our Nominating and Corporate Governance Committee makes recommendations of nominations for directors and considers any stockholder nominations for director made in accordance with our bylaws. The Nominating and Corporate Governance Committee is also responsible for recommending corporate governance policies, leading the Board of Directors in its annual review of the Board of Directors’ performance, evaluating and resolving potential conflicts of interest and monitoring the Company’s compliance with corporate governance requirements of state and federal laws. All of the members of the Nominating and Corporate Governance Committee are independent directors. The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2013. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, our Nominating and Corporate Governance Committee, as well as our Board of Directors, in recommending director nominees, seeks a board composed of individuals who represent a mix of backgrounds, skills and experience in order to enhance the Board of Directors’ deliberations and discussions.

Director Nominations

Subject to the terms of our Corporate Governance Agreement described above, our Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board of Directors that are willing to continue in service. Current members of our Board of Directors with skills and experience relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of our Board of Directors does not wish to continue in service or if our Nominating and Corporate Governance Committee decides not to nominate a member for re-election, our Board of Directors will review the desired skills and experience of a new nominee.

Our Nominating and Corporate Governance Committee will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our bylaws and Rule 14a-8 promulgated under the Exchange Act. Nominations must include the full name, age, business address and residential address of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, a description of the class, series and number of shares of our stock owned by the proposed nominee, the dates such shares were acquired and the investment intent related to such acquisition, and all other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors or otherwise required pursuant to the Exchange Act. Any such submission must be accompanied by a representation that the nominating stockholder is a beneficial or record owner of our stock and the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Landmark Apartment Trust of America, Inc., Board of Directors, 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607, Attention: Secretary.

Qualified candidates for membership on our Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. Our Board of Directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our Board of Directors, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Board of Directors’ Role in Risk Oversight

Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. This oversight is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above, but the full Board of Directors has retained responsibility for general oversight of such risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

At the present time, we have determined that any risks from our compensation programs and policies are not reasonably likely to have a materially adverse effect on us. We believe that our compensation programs and policies mitigate risk by combining competitive salaries, discretionary and performance-based bonuses and equity incentives that align the interests of our executive officers and stockholders, thereby reducing the incentives to unnecessary risk taking. In addition, our Compensation Committee is responsible for assuring that our compensation structures for our executive officers reduce the incentives to excessive or unnecessary risk-taking.

Codes of Business Conduct and Ethics

We adopted the Code of Ethics, which contains general guidelines for conducting our business and is designed to help our senior management resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to our the Principal Executive Officer, Executive Chairman, Principal Financial Officer and Principal Accounting Officer or Controller, or persons performing similar functions. The Code of Ethics covers topics including, but not limited to, conflicts of interest, policies and procedures for financial records and periodic reports, record retention and compliance with laws and regulations.

We also adopted the Code of Ethics and Conflict of Interest Policy, which applies to our Executive Chairman of the Board of Directors, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics and Conflict of Interest Policy covers topics including, but not limited to, conflicts of interest, record keeping, confidentiality of information, disclosure and compliance and reporting of illegal behavior.

The Code of Ethics may be located on our website at www.latapts.com by clicking on “Investor Relations,” then by clicking “Corporate Governance” and then by clicking on “Code of Ethics.” Stockholders may request a copy of both codes, which will be provided without charge, by writing to: Landmark Apartment Trust of America, Inc., 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607, Attention: Secretary. If in the future we amend, modify or waive a provision in either code, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our compensation discussion and analysis discusses the total compensation for our named executive officers during 2013. The discussion and analysis below will describe to our current stockholders and potential investors our overall compensation philosophy, objectives and practices. Our compensation philosophy and objectives generally apply to all of our employees. However, we may limit the availability of some of our compensation programs (such as retirement plans and health and welfare plans) to comply with regulatory requirements.

For 2013, our named executive officers were Mr. Lubeck, our Executive Chairman, Mr. Olander, our Chief Executive Officer and Chief Financial Officer, Mr. Miller, our Chief Operating Officer and Chief Accounting Officer, Mr. Remppies, our Chief Administrative Officer, Ms. Truong, our Chief Investment Officer, and Ms. Lafon, our Assistant Chief Financial Officer. Ms. Lafon served as our Chief Financial Officer until Mr. Miller’s appointment in April 2013, at which time she became our Assistant Chief Financial Officer. Mr. Miller served as our Chief Financial Officer from April 2013 until March 2014, at which time he became our Chief Operating Officer and Chief Accounting Officer. Mr. Olander served as our Chief Executive Officer in 2013 and, in March 2014, he also became our Chief Financial Officer.

On August 3, 2012, we and our operating partnership entered into a master contribution and recapitalization agreement and a series of separate interest contribution agreements (the agreements and the transactions thereunder collectively referred to as the “Recapitalization Transaction”). 2013 was the first full year following the Recapitalization Transaction in which we became a self-administered and self-managed company.

We acquired 38 multifamily apartment properties and sold two properties during 2013 for a total of 67 consolidated owned properties at December 31, 2013, compared to 31 properties at December 31, 2012. This growth resulted in an increase in revenues of $87.5 million from $69.4 million for the year ended December 31, 2012 to $156.9 million for the year ended December 31, 2013. In addition, our gross real estate investments increased $709.3 million from $791.2 million at December 31, 2012 to $1.5 billion at December 31, 2013. Given our continuing development, our compensation program must enable us to attract and retain employees necessary to operate our business, incentivize them to contribute to our growth and align their interests with those of our stockholders.

The Compensation Committee, comprised solely of independent directors, has been appointed to discharge the Board of Directors’ responsibilities relating to the establishment, administration and oversight of our policies, programs and procedures for the annual and long-term compensation of our named executive officers, and to administer our employee benefit plans. Mr. Gaither is the chairman of the Compensation Committee.

Our compensation programs and policies focus mainly on attracting, motivating and retaining employees necessary to operate and grow our business. Our compensation philosophy is that compensation for all employees, including our named executive officers, should be:

•	Fair and equitable when viewed both internally and externally;

•	Competitive in order to attract and retain the best qualified individuals; and

•	Aligned with performance and the interests of our stockholders.

The compensation packages of our named executive officers primarily consist of an annual base salary, annual cash or incentive awards and equity incentive awards. The performance-based incentives (tied to the satisfaction of performance goals to be established by the Compensation Committee) seek to reward both short-term and long-term results and to align the interests of our executive officers and other participants with the interests of our stockholders. Generally, our equity compensation to our named executive officers is in the form of long-term incentive plan units (“LTIP Units”), which represent interests in the operating partnership that are structured as a profits interest in the operating partnership. The annual cash and other target performance bonuses are left to the determination of our Compensation Committee, which we believe acts to further align the interests of our named executive officers with those of our stockholders.

In connection with our acquisition of the property management business of Elco Landmark Residential Management LLC (“ELRM”) on March 14, 2013, Mr. Lubeck, Mr. Miller and Ms. Truong were granted 256,042 LTIP Units, in the aggregate, under the Company’s 2012 Other Equity-Based Award Plan (the “2012 Plan”). In August 2013, based on the achievements of the Company and the performance of the named executive officers during the 12-month period following the Recapitalization Transaction, the Compensation Committee approved discretionary cash and equity bonus awards for Mr. Lubeck ($250,000 and 30,675 LTIP Units), Mr. Olander ($300,000 and 36,810 LTIP Units) and Mr. Remppies ($250,000 and 30,675 LTIP Units). In addition, in recognition of their individual performances for the Company during 2013, discretionary cash and equity bonus awards were awarded to Mr. Miller ($50,000 and 6,135 LTIP Units), Ms. Truong ($50,000 and 6,135 LTIP Units) and Ms. Lafon ($27,000 and 3,190 LTIP Units). These latter equity awards were granted in 2014.

Results from the 2012 Annual Meeting Non-Binding Vote on Executive Compensation

At our 2012 Annual Meeting of Stockholders, the ballot included our first non-binding, advisory vote on the compensation of our named executive officers, commonly known as “Say-on-Pay.” Approximately 83% of the votes cast voted “FOR” the compensation of the Assistant Chief Financial Officer, who was our only paid executive officer during 2011 and acted as our Chief Financial Officer as of such date, as disclosed in the Proxy Statement for the 2012 Annual Meeting of Stockholders. The Compensation Committee viewed the results of this advisory vote on the compensation of our named executive officers to be an endorsement of our executive compensation program by the stockholders who did vote at the 2012 annual meeting. As a result, no changes were made to the executive compensation program in connection with the vote.

The stockholders also voted, by non-binding vote, on the frequency with which a non-binding advisory vote on named executive officer compensation will be requested from stockholders. Approximately 67% of the votes cast voted that the advisory vote on the compensation paid to the named executive officers of the Company should occur every three years. In accordance with the voting results on this advisory proposal, the Board of Directors has determined that the Company will hold an advisory vote on named executive officer compensation every three years.

What are our overall compensation philosophy and objectives?

The main objective of our executive officer compensation program is to retain and attract employees necessary to operate and grow our business and to align the interests of our executive officers with the interests of our stockholders. To achieve this alignment, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term stockholder value. We and our competitors recruit from a limited pool of resources for individuals who are highly experienced, successful and well regarded. Accordingly, we are designing our executive officer compensation program to link annual and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives and to align executive officers’ interests with stockholder value creation.

To achieve these objectives, the Compensation Committee is working with its compensation consultant, FPL Associates, to review and approve corporate goals and objectives relevant to the compensation of our executive officers, to evaluate executive officer performance in light of those goals and to set executive officer compensation levels based on this evaluation. The Compensation Committee intends to set executive compensation programs to be competitive with other REITs, taking into account individually each component of compensation.

The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive and to address the Compensation Committee’s general underlying philosophy and policies for executive officer compensation:

•	To attract, retain and reward executive officers who have the motivation, experience and skills to continue our track record of profitability, growth and attractive total stockholder return.

•	To link compensation with enhancing stockholder value, given market conditions.

•

To base each executive officer’s compensation on the appropriate blend of corporate and individual goals, with top executive officers accountable for earnings, balance sheet management, and strategic planning, ultimately delivering long-term total stockholder return.

•	To set total compensation to be competitive with similarly situated public real estate companies across the multifamily sector.

•	To provide most of each top executive officer’s total compensation as variable compensation in a pay-for-performance setting through a combination of cash bonuses and long-term equity awards.

•	To provide a significant portion of total compensation as performance-based equity awards that align our executive officers’ interests with the interests of our stockholders.

The Compensation Committee evaluates the effectiveness of its compensation programs by reviewing our performance as a whole and the performance of individual officers. In doing so, the Compensation Committee takes into account: our strategy as annually presented to our Board of Directors; the total return being obtained by our stockholders, as well as the return being earned by the stockholders of our peers; our fiscal performance both annually and for longer-term periods; and the executive officer’s individual goals. To the extent that, based on information provided by the compensation consultant or that it otherwise gathers, the Compensation Committee believes that changes to compensation programs are warranted, it will make changes to the plans as appropriate with respect to long-term equity incentive plans, and annually with respect to annual bonus plans.

The Compensation Committee evaluates the risks and rewards associated with our overall compensation philosophy and structure and believes that, through a combination of our compensation program design and features, as outlined below, and procedures of the Board of Directors and management, undue risk-taking is mitigated.

•

Our compensation program rewards our named executive officers based on performance across multiple metrics, not just a single metric. Further, the selected metrics have a push-pull tension across them that help to counterbalance and mitigate risk.

•	Our Compensation Committee evaluates performance based on both objective and subjective criteria.

•	Our compensation program has both short-term performance goals as well as long-term (multi-year) goals.

•	Our compensation program incorporates both absolute performance and relative performance against our peers.

What is our executive officer compensation program designed to reward?

Our compensation program is designed to reward our executive officers when they achieve our annual business goals, build stockholder value and maintain long-term careers with us. We reward these three aspects so that the team will make balanced annual and long-term decisions that result in consistent financial performance, innovation and collaboration.

What are the elements of our executive officer compensation program and why do we provide each element?

We have a straightforward compensation program. The three main elements are salary, annual cash incentives and long-term equity incentives. Each of these elements helps us attract and retain executive officers and the specific purposes of each of them are identified in the descriptions that follow.

Base Salary.    We provide an annual salary to each named executive officer as an economic consideration for each person’s level of responsibility, expertise, skills, knowledge and experience. Consistent with our pay-for-performance philosophy, base salary should be a relatively small portion of an executive’s total compensation.

Annual Cash Incentives.    The annual incentives are a part of our named executive officers’ annual compensation and one component of variable compensation. The employment agreements of two of our named executive officers, Messrs. Olander and Remppies, provide target cash bonus awards, initially set at 100% of the named executive officer’s respective annual salary. We may or may not award an annual bonus, and the amount of any award will vary with our performance and individual considerations. The Compensation Committee, in consultation with management, is responsible for determining the qualitative and other individual corporate performance factors that will be taken into account when awarding cash incentives.

Long-Term Equity Incentives.    We provide equity incentives in the form of stock-based compensation, which has consisted of LTIP Units. We offer stock-based compensation as an incentive to build long-term stockholder value, to align the interest of executive officers and stockholders, and to retain executive officers through what we hope will be long-term wealth creation in the value of their equity holdings, which may have vesting provisions that encourage continued employment.

Perquisites.    Other payments or benefits in the form of perquisites are not a significant component of executive compensation. The Company pays 100% of the premium cost of its health, dental and certain other benefit coverage provided to the named executive officers. The Company pays Mr. Lubeck and Mr. Miller a monthly car allowance of $900 and $372, respectively. The Company’s 401(k) plan provides a matching contribution to all participants, including participating named executive officers, which is equal to 40% of employee deferrals that do not exceed 5% of eligible earnings (up to plan limits). Our general policies applicable to all employees govern paid vacation and other time off.

Employment Agreements.    We have employment agreements with Messrs. Olander, Lubeck, and Remppies, and Ms. Lafon. In connection with our acquisition of the property management business of ELRM, we assumed employment agreements that that company had with Mr. Miller, who was appointed as our Chief Financial Officer in April 2013, and Ms. Truong, who was appointed as our Chief Investment Officer in April 2013. We believe that employment agreements are an important tool for attracting and retaining executives. The material terms of the employment agreements and the amounts payable are described in the “Executive Compensation” section of this proxy statement under the subheading “Employment Agreements and Potential Payments Upon Termination or Change in Control” on page 32 of this proxy statement.

Change in Control Provisions.    The employment agreements with Messrs. Olander, Lubeck, and Remppies and Ms. Lafon contain change in control provisions affecting the vesting and exercise of equity awards, which we believe prevents our executives from becoming distracted and provides an incentive for them to continue to seek to build stockholder value in the event that the Company considers a transaction which would be a change in control. These provisions are described in the “Executive Compensation” section of this proxy statement under the subheading “Employment Agreements and Potential Payments Upon Termination or Change in Control” on page 32 of this proxy statement.

How do we determine the amount for each element of executive officer compensation?

General Philosophy.    We believe the levels of compensation we provide should be competitively reasonable and appropriate for our business needs and circumstances. The Compensation Committee is working with our compensation consultant, FPL Associates, to examine competitive compensation practices and relevant factors. We believe this will enable us to respond to dynamics in the labor market and will provide us with flexibility in maintaining and enhancing our named executive officers’ engagement, focus, motivation and enthusiasm for our future.

Process.    We consider many factors in determining appropriate compensation levels for each named executive officer. These considerations may include:

•	our analyses of competitive compensation practices;

•

the Compensation Committee’s evaluation of the executive officers’ individual performance and contributions to performance goals which could include, but are not limited to, funds from operations growth and total stockholder return growth;

•	Company performance, including comparisons to market;

•	operational management, such as project milestones and process improvements;

•	internal working and reporting relationships and our desire to encourage collaboration and teamwork among our executive officers;

•	individual expertise, skills and knowledge;

•	leadership, including developing and motivating employees, collaborating within the Company, attracting and retaining employees and personal development; and

•	labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the perceived long-term value to the Company.

We do not have a pre-defined framework that determines which of these factors may be more or less important. The emphasis placed on specific factors may vary among the named executive officers. Ultimately, it is the Compensation Committee’s judgment of these factors, along with competitive data, that will form the basis for determining the Chief Executive Officer’s compensation. The Compensation Committee and the Chief Executive Officer follow a similar practice to determine the basis of the other executive officers’ compensation.

At the time that Mr. Miller and Ms. Truong were appointed to their positions as our Chief Financial Officer and our Chief Investment Officer, respectively, we considered the 2012 NAREIT Compensation Survey in setting their compensation. This survey, conducted by the National Association of Real Estate Investment Trusts (NAREIT), includes the participation of 113 REITs and real estate companies and covers 108 employment positions. Mr. Miller’s base salary was set at $300,000 and Ms. Truong’s base salary was set at $300,000. In addition, effective April 2013, Mr. Remppies’s base salary was increased to $300,000 annually.

Tax considerations.    A goal of the Compensation Committee is to comply with the requirements of the Internal Revenue Code Section 162(m), which limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to our executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” The Compensation Committee believes it is appropriate to take into account the $1 million limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1 million limit. However, our Board of Directors may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Role of our executive officers and compensation consultant in compensation decisions.    Our Board of Directors has relied to a large extent on input from Mr. Olander in connection with its approval of our current executive compensation program. The compensation for Mr. Olander has been approved by our full Board of Directors, which ultimately has responsibility for approving the compensation of the Chief Executive Officer.

Management also played a role in recommending the cash and incentive bonuses for our named executive officers in 2013, as well as selecting and vetting the candidates for the Compensation Committee’s selection of the compensation consultant.

In 2013, the Compensation Committee retained a compensation consultant, FPL Associates, to conduct a compensation analysis covering the Company’s executives, to provide guidance for any proposed changes to our executive compensation program and to assist the Compensation Committee with the development of any new compensation arrangements.

Annual Cash Bonus/Short-Term Incentives.    The annual cash incentive bonuses are intended to compensate named executive officers for achieving our annual financial goals at corporate and business unit levels. The Compensation Committee believes that this feature of compensation will motivate named executive officers to strive to attain our annual goals. As stated above, the Compensation Committee has engaged a compensation consultant to assist in setting appropriate performance metrics to base these annual awards on and to ensure that actual performance results will likely be superior to peer performance.

The factors considered during the Compensation Committee’s review and discussion of the August 2013 bonuses proposed by management for Messrs. Lubeck, Olander and Remppies included all compensation paid to these individuals to date, performance over the prior one-year period since the Recapitalization Transaction (including growth of investors in the Company, the expansion of the portfolio of properties and the integration of the management functions), the total compensation provided to these named executive officers in relation to similar executives at REITs and real estate companies (as indicated in the 2012 NAREIT Compensation Survey) and the sufficiency of the Company’s cash position to pay cash bonuses.

Equity Incentive Compensation.    Equity-based plans provide for longer-term incentives that both align named executive officer performance with our long-term goals and offer a retention component to the compensation package. The Compensation Committee believes that having named executive officers who are stockholders helps to better align their interests with that of other stockholders.

The 2012 Plan is intended to assist the Company and its affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its affiliates and to associate their interests with those of the Company and its stockholders. The administrator may grant other equity-based awards under the 2012 Plan, including LTIP Units. Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator.

LTIP Units are a special class of partnership interest in our operating partnership. Each LTIP Unit awarded will be deemed equivalent to an award of one share of common stock under the 2012 Plan, reducing the aggregate share authorization under the 2012 Plan and the 2006 Plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock). The vesting period and other forfeiture restrictions for any LTIP Units, if any, will be determined at the time of issuance. LTIP Units, whether or not vested, will receive the same periodic per unit distributions as the limited partnership units issued by the operating partnership, which distributions will generally equal per share distributions on shares of our common stock.

Initially, LTIP Units will not have full parity with the limited partnership units issued by the operating partnership with respect to liquidating distributions. Under the terms of the LTIP Units, the operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in the operating partnership’s valuation from the time of grant until such event will be allocated first to the holders of LTIP Units to equalize the capital accounts of such holders with the capital accounts of holders of limited partnership units. Upon equalization of the capital accounts of the holders of LTIP Units with the other holders of limited partnership units, the LTIP Units will achieve full parity with the limited partnership units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of limited partnership units at any time, and thereafter enjoy all the rights of the limited partnership units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP Units will realize for a given number of vested LTIP Units will be less than the value of an equal number of shares of our common stock.

What is on the horizon for our executive compensation program?

In the second half of 2013, the Compensation Committee retained FPL Associates as its compensation consultant to conduct a compensation analysis covering the Company’s executives, to provide guidance for any proposed changes to our executive compensation program and to assist the Compensation Committee with the development of any new compensation arrangements. In connection with the compensation analysis, FPL Associates identified, and the Compensation Committee approved, the following peer group, which was used by the Compensation Committee for benchmarking and reviewing the executive compensation program. The members of the peer group are Associated Estates Realty Corporation, BRE Properties, Inc., Camden Property Trust, Colonial Properties Trust, Cousins Properties Incorporated, Education Realty Trust, Inc., Hersha Hospitality Trust, Home Properties, Inc., Mid-America Apartment Communities, Inc., Post Properties, Inc. and Rouse Properties, Inc. The members of the peer group were selected because of their similarity to the Company in terms of size, type of property focus, complexity of operations, and/or geography. Generally, the analysis compared the executives’ base salary, total annual cash compensation, long-term incentive award value, and total remuneration against the peer group on an individualized basis, as well as an aggregate group. The analysis also considered compensation trends in the broader REIT market.

In 2014, FPL Associates assisted the Compensation Committee in analyzing the peer group data and provided recommendations for further development of the executive compensation program, including short-term and long-term incentive programs, the setting of performance measurements and goals and the addition of a clawback feature. The Compensation Committee approved and the Board of Directors adopted a new executive compensation program for 2014. The short-term incentive program, payable in an equal percentage of cash and equity to our executives, will be based on both the individual’s and the Company’s achievement of defined criteria. Under the performance metrics of the new short-term incentive plan, our executives’ awards will be determined 80% by corporate performance and 20% by individual performance. The long-term incentive program will cover a three-year performance period and, for our executives, will be 100% performance-based.

Compensation Risk Assessment

As part of its oversight of our executive compensation program, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, the Compensation Committee reviews all of our compensation policies and procedures, including the incentives that they create and factors that may increase the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Compensation Committee believes that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the various components of our overall compensation program, taken as a whole, do not encourage excessive risk taking. The Compensation Committee believes that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Conclusion

The Compensation Committee believes that the Company’s executive leadership is a key element to its success and that the compensation package offered to the named executive officers is a key element in attracting and retaining the appropriate personnel.

The Compensation Committee believes that the compensation program that we had in place in 2013 compensated our executives commensurate with their duties and level of experience, and supported the Company’s goals of retaining quality personnel to operate and grow the Company’s business. The Compensation Committee intends to review the performance of our named executive officers and their compensation on an annual basis.

The Compensation Committee will continue to develop, analyze and review its current methods, as well as those recommended by the compensation consultant, for aligning executive management’s long-term compensation with the benefits generated for stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned in 2013, 2012 and 2011 by our named executive officers for services to us.

Name and Principal Position	Year		Salary	Bonus	Stock Awards(11)	Option Awards	All Other Compensation(12)	Total
Joseph G. Lubeck(1)
Executive Chairman	2013		$250,000	$250,000	$1,358,742	$—	$59,366	$1,918,108
	2012	(2)	$96,154	$—	$179,626	$—	$2,755	$278,535
	2011	(3)	$—	$—	$—	$—	$—	$—
Stanley J. Olander(4)
Chief Executive Officer and Chief Financial Officer	2013		$300,000	$300,000	$300,000	$—	$5,551	$905,551
	2012	(2)	$115,385	$—	$1,605,876	$—	$28,079	$1,749,340
	2011	(3)	$—	$—	$—	$—	$—	$—
James G. Miller(5)(6)
Chief Operating Officer and Chief Accounting Officer	2013		$234,677	$50,000	$489,000	$—	$27,176	$800,853
	2012	(2)	$—	$—	$—	$—	$—	$—
	2011	(3)	$—	$—	$—	$—	$—	$—
Gustav G. Remppies(7)
Chief Administrative Officer	2013		$284,615	$250,000	$250,000	$—	$6,125	$790,740
	2012	(2)	$96,154	$—	$1,198,376	$—	$22,762	$1,317,292
	2011	(3)	$—	$—	$—	$—	$—	$—
Elizabeth T. Truong(8)(9)
Chief Investment Officer	2013		$234,677	$50,000	$489,000	$—	$28,925	$802,602
	2012	(2)	$—	$—	$—	$—	$—	$—
	2011	(3)	$—	$—	$—	$—	$—	$—
B. Mechelle Lafon(10)
Assistant Chief Financial Officer, Secretary and Treasurer	2013		$142,053	$27,000	$—	$—	$5,455	$174,508
	2012		$124,423	$2,500	$—	$—	$1,036	$127,959
	2011	(3)	$116,500	$—	$—	$—	$—	$116,500

(1)	Mr. Lubeck became the Executive Chairman of our company on August 3, 2012. Mr. Lubeck serves on our Board of Directors; however, he does not receive compensation for such role.

(2)	For 2012, represents information from August 3, 2012 until December 31, 2012. Prior to August 3, 2012, our executive officers, other than Ms. Lafon, did not receive compensation directly from us for services related to us.

(3)	Ms. Lafon was our only directly compensated executive officer in 2011.

(4)	In addition to his position as our Chief Executive Officer, Mr. Olander became our Chief Financial Officer in March 2014. Mr. Olander serves on our Board of Directors; however, he does not receive compensation in connection with such service.

(5)	Mr. Miller became an employee of our company on March 14, 2013 and served as our Chief Financial Officer from April 2013 to March 2014. He became our Chief Operating Officer and Chief Accounting Officer in March 2014.

(6)	Other than the equity award, Elco Landmark Residential Management LLC and Elco Landmark Residential Holdings II LLC reimbursed the Company for 25% of Mr. Miller’s compensation in 2013.

(7)	Mr. Remppies served as our President until April 2013.

(8)	Ms. Truong became an employee of our company on March 14, 2013 and our Chief Investment Officer in April 2013.

(9)	Other than the equity award, Elco Landmark Residential Management LLC and Elco Landmark Residential Holdings II LLC reimbursed the Company for 100% of Ms. Truong’s compensation in 2013.

(10)	Ms. Lafon served as our Chief Financial Officer until April 2013.

(11)	The dollar amount reflected in the “Stock Awards” column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, Compensation–Stock Compensation, of all grants of Long Term Incentive Plan Units (“LTIP Units”). See Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, for an explanation of the assumptions made in valuing these awards. For 2013, the aggregate grant date fair value of equity awards reported in this column reflects the grant date fair value of time-vested LTIP Unit grants to our named executive officers.

(12)	All other compensation for our named executive officers for 2013 is described in the table below.

2013	Joseph G. Lubeck	Stanley J. Olander	James G. Miller	Gustav G. Remppies	Elizabeth T. Truong	B. Mechelle Lafon
Distributions on LTIP Units(i)	$34,011	—	$15,000	—	$15,000	—
Medical Premiums(ii)	$14,555	$5,551	$8,684	$6,125	$9,232	$4,024
Car Allowance	$10,800	—	$3,492	—	—	—
401(k) Employer Match	—	—	—	—	$4,693	$1,431

Total	$59,366	$5,551	$27,176	$6,125	$28,925	$5,455

(i)	Represents the aggregate amount of monthly distributions paid by the Company with respect to the unvested LTIP Units. These distributions are paid in connection with the Company’s payment of distributions on limited partnership units and the monthly amounts are calculated based on the number of LTIP Units held at month-end and multiplied by $0.025 per LTIP unit.

(ii)	Represents the portion of the premiums for medical benefit coverage that would otherwise be payable by the executive.

Grants of Plan Based Awards in 2013

The following table summarizes grants of plan-based awards made to our named executive officers for 2013.

Name	Grant Date		Board Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Joseph G. Lubeck	03/14/2013	(2)	03/08/2013	136,042	1,108,742
	08/27/2013	(3)	08/27/2013	30,675	250,000
Stanley J. Olander	08/27/2013	(3)	08/27/2013	36,810	300,000
James G. Miller	03/14/2013	(2)	03/08/2013	60,000	489,000
Gustav G. Remppies	08/27/2013	(3)	08/27/2013	30,675	250,000
Elizabeth T. Truong	03/14/2013	(2)	03/08/2013	60,000	489,000
B. Mechelle Lafon	—		—	—	—

(1)	Computed in accordance with FASB ASC Topic 718, Compensation–Stock Compensation. See Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, for an explanation of the assumptions made in valuing these awards.

(2)

Represents an award of LTIP Units granted under the 2012 Plan. These LTIP Units are subject to the following vesting schedule: (i) 33.33% of the LTIP Units will vest if there has been a continuous employee service of at least one year but less than two years since the date of grant; (ii) 66.66% of the LTIP Units will vest if there has been a continuous employee service of at least two years but less than three years since the date of grant; and (iii) 100% of the LTIP Units will vest if there has been a continuous employee service of at least three years since the date of grant.

(3)	Represents an award of LTIP Units granted under the 2012 Plan. These LTIP Units were fully vested upon grant.

2012 Other Equity-Based Award Plan

The 2012 Plan is intended to assist the Company and its affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its affiliates and to associate their interests with those of the Company and its stockholders.

Eligibility.    All employees of the Company or any subsidiary of the Company and any member of the Board of Directors are eligible to participate in the 2012 Plan. In addition, any other individual who provides significant services to the Company or a subsidiary of the Company (including an individual who provides services to the Company or a subsidiary of the Company by virtue of employment with, or providing services to, the operating partnership) is eligible to participate in the 2012 Plan if the administrator, in its sole discretion, determines that the participation of such individual is in the best interest of the Company.

Share Authorization.    The maximum aggregate number of our shares of common stock that may be issued under the 2012 Plan, together with the number of shares issued under the Company’s 2006 Incentive Award Plan (the “2006 Plan”), is 2,000,000 shares of common stock. Other equity-based awards that are LTIP Units will reduce the maximum aggregate number of shares of common stock that may be issued under the 2012 Plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock).

Reallocation of Shares.    If any award or grant under the 2012 Plan (including LTIP Units) or the 2006 Plan expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of common stock, then any common stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of additional other equity-based awards and other awards under the 2006 Plan. Any common stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any other equity-based award under the 2012 Plan will not reduce the number of shares of common stock available under the 2012 Plan or the 2006 Plan.

Change in Control.    Upon a change in control (as defined in the 2012 Plan), the Compensation Committee is authorized to cause outstanding other equity-based awards to become earned and non-forfeitable, in whole or in part.

Other Equity-Based Awards; LTIP Units.    The administrator may grant other equity-based awards under the 2012 Plan, including LTIP Units. Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator.

Distributions on LTIP Units.    Each LTIP Unit awarded will be deemed equivalent to an award of one share of common stock under the 2012 Plan. LTIP Units, whether or not vested, will receive the same periodic per unit distributions as the limited partnership units issued by the operating partnership, which distributions will generally equal per share distributions on shares of our common stock.

Amendment; Duration.    The Board of Directors may amend or terminate the 2012 Plan at any time; provided, however, that no amendment may adversely impair the rights of participants with respect to outstanding other equity-based awards, including holders of LTIP Units. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would materially increase the aggregate number of shares of common stock that may be issued under the 2012 Plan together with the number of shares that may be issued under the 2006 Plan (except as provided in connection with certain adjustments related to changes in the Company’s capital structure). No other equity-based awards may be granted under the 2012 Plan after January 5, 2016, which is the day before the tenth anniversary of the date that the 2006 Plan was adopted by the Board of Directors. Other equity-based awards, including LTIP Units, granted before such date shall remain valid in accordance with their terms.

2006 Incentive Award Plan

We adopted our 2006 Plan, pursuant to which our Board of Directors, or a committee of our independent directors, may make grants of options and awards of shares of our restricted common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. To date, only restricted stock awards to our directors have been granted under the 2006 Plan.

Amendment; Duration.    The Board of Directors may not, without stockholder approval given within 12 months of our Board of Directors’ action, amend our 2006 Plan to increase the number of shares of our common stock that may be issued pursuant to our 2006 Plan. The Board of Directors may terminate our 2006 Plan at any time. Our 2006 Plan will be in effect until terminated by the Board of Directors. However, in no event may any award be granted pursuant to our 2006 Plan after ten years following our 2006 Plan’s effective date. Except as indicated above, the Board of Directors may modify our 2006 Plan from time to time.

Restrictions.    Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of restricted common stock have full voting rights and rights to dividends.

Outstanding Equity Awards at Fiscal Year End 2013

The following summarizes unvested equity awards held by our named executive officers as of December 31, 2013.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph G. Lubeck	136,042	(1)	1,108,742	—	—
Stanley J. Olander		—	—	—	—
James G. Miller	60,000	(1)	489,000	—	—
Gustav G. Remppies		—	—	—	—
Elizabeth T. Truong	60,000	(1)	489,000	—	—
B. Mechelle Lafon		—	—	—	—

(1)	Represents grants of LTIP Units awarded to Mr. Lubeck, Mr. Miller and Ms. Truong on March 14, 2013 under the 2012 Plan. Subject to continuous employee service, these grants will vest in three equal annual installments beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested

The table below sets forth the number of LTIP Units vested during the fiscal year ended December 31, 2013 and the aggregate dollar amount realized on vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph G. Lubeck	30,675	250,000
Stanley J. Olander	36,810	300,000
James G. Miller	—	—
Gustav G. Remppies	30,675	250,000
Elizabeth T. Truong	—	—
B. Mechelle Lafon	—	—

(1)	The value realized on vesting is calculated based on the number of LTIP Units granted multiplied by the fair market value of the underlying shares on the vesting date. These LTIP Units vested on the date of grant.

Employment Agreements and Potential Payments upon Termination or Change in Control

Effective as of August 3, 2012, we entered into employment agreements with Messrs. Olander, Remppies, and Lubeck and Ms. Lafon. On April 5, 2013, we appointed Mr. Miller as our Chief Financial Officer and Ms. Truong as our Chief Investment Officer and have assumed their employment agreements with ELRH in connection with our acquisition of the property management business of that company. Ms. Lafon served as our Chief Financial Officer from June 2011 until Mr. Miller’s appointment in April 2013, at which time she became our Assistant Chief Financial Officer. The initial term of the agreements with Messrs. Olander, Remppies, and Lubeck and Ms. Lafon expire on December 31, 2016, and the initial term of the agreements with Mr. Miller and Ms. Truong expire on July 1, 2015. All of the employment agreements provide for automatic one-year extensions. Each employment agreement provides for, among other things:

•	an annual base salary which is subject to future increases from time to time at the discretion of our Board of Directors or the Compensation Committee;

•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals to be established by the Compensation Committee;

•	participation in our equity incentive plans; and

•

participation in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans, relocation programs and similar benefits that may be available to our other senior executive officers.

The employment agreement with Mr. Lubeck provides that the terms of cash and equity bonus compensation will be determined by the Compensation Committee. The employment agreements with Messrs. Olander and Remppies provide that the initial target cash bonus for each named executive officer will be 100% of the named executive officer’s respective annual salary, subject to achievement of performance criteria established by the Compensation Committee. The employment agreements with Messrs. Olander and Remppies further provide that the initial annual equity compensation award target for each named executive officer will be an LTIP Award under the 2012 Incentive Plan in an amount equal to 100% of the named executive officer’s respective annual salary, subject to achievement of performance criteria established by the Compensation Committee and such vesting or forfeiture restrictions as the Compensation Committee determines. The employment agreement with Ms. Lafon provides that cash and equity compensation award targets will be determined by our Compensation Committee and the awards will be subject to the named executive officer’s achievement of performance criteria established annually by our Compensation Committee. The employment agreements with Mr. Miller and Ms. Truong provide that any incentive compensation shall be determined by the Board of Directors or the Compensation Committee. In addition, their respective employment agreements provide for a grant of 224,647 LTIP Units to Mr. Olander (of which 197,040 units were issued in 2012), 174,647 LTIP Units to Mr. Remppies (of which 147,040 units were issued in 2012) and 49,647 LTIP Units to Mr. Lubeck (of which 22,040 units were issued in 2012). The remaining LTIP Units are to be issued when the acquisition of a certain property by the Company is completed.

The employment agreements for the named executive officers including, to the extent eligible to participate, Mr. Lubeck, provide that the Company will pay for 100% of the premium cost of the Company’s health insurance, dental insurance and disability insurance coverage provided to the named executive officer and his or her dependents, subject to the Company’s continuation of such plan and coverage. Further, the employment agreements for Mr. Olander, Mr. Remppies, Ms. Lafon and, to the extent eligible to participate, Mr. Lubeck provide that they are entitled to long-term disability coverage equal to 66.67% of his or her annual base salary and life insurance coverage equal to $1,000,000, while Mr. Miller’s and Ms. Truong’s employment agreements provide that the Company shall pay 100% of the premium cost of life insurance coverage provided by the Company. Mr. Olander’s employment agreement provides that during the first two years of the term of his employment agreement, he is entitled to a cash housing allowance of the lesser of the actual monthly expenses incurred by him for housing in Florida or $3,000 per month; however, Mr. Olander did not use the allowance in 2013.

If we terminate the employment of Mr. Olander, Mr. Remppies, Ms. Lafon or Mr. Lubeck for “cause” (as defined in the employment agreements), he or she will be entitle to receive his or her annual base salary and other benefits that have been earned and accrued prior to the date of termination, and any earned and accrued bonus and reimbursement of expenses incurred prior to the date of termination. However, if Mr. Olander, Mr. Remppies, Ms. Lafon or Mr. Lubeck is terminated for “cause” based on (i) a felony or misdemeanor conviction that brings the named executive officer into disrepute or is likely to cause material harm to the Company, (ii) a felony or misdemeanor indictment involving moral turpitude that is not discharged or otherwise resolved within 18 months or (iii) an act of fraud, theft, dishonesty or breach of fiduciary duty related to the Company, its business or the performance of the named executive officer’s duties, then the executive will not be entitled to receive his or her earned and accrued bonus.

If we terminate the employment of Mr. Miller or Ms. Truong for “cause” (as defined in the employment agreements), he or she will be entitled to receive the payment of obligations previously accrued and owing under his or her employment agreement, including his or her base salary, prior to the date of termination.

If Mr. Olander, Mr. Remppies, Ms. Lafon or Mr. Lubeck resigns without “good reason” (as defined in the employment agreements), he or she will be entitled to receive his or her annual base salary and other benefits that have been earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination. If Mr. Miller or Ms. Truong resigns without “good reason” (as defined in the employment agreements), he or she will be entitled to receive the payment of obligations previously accrued and owing under his or her employment agreement, including his or her base salary, prior to the date of termination.

If we terminate the employment of Mr. Olander, Mr. Remppies, Ms. Lafon or Mr. Lubeck without cause or the named executive officer resigns for good reason, the named executive officer will be entitled to certain severance benefits, which include the following:

•

Annual base salary and other benefits that have been earned and accrued prior to the date of termination, reimbursement of expenses incurred prior to the date of termination and any cash or equity bonus compensation that has been earned and accrued prior to the date of termination;

•

A cash payment in an amount equal to one and one-half (1.5) times the sum of (i) his or her then-current annual base salary plus the greater of (ii) the annual cash bonus compensation most recently earned (whether or not paid) and the average annual cash bonus compensation actually paid for the last three full fiscal years (using, for each partial fiscal year, the target annual cash bonus under the employment agreement to determine the average), subject to his or her timely execution and non-revocation of the general release of claims, and payable in equal installments in accordance with the Company’s payroll over the period in which the covenant against competition applies;

•

Reimbursement of the COBRA premium under its major medical health and dental plan, and the named executive officer and his/her dependents will be entitled to receive continuing coverage under health, dental, disability and life insurance benefit plans at the same cost as payable by our other executives for a period of 18 months after the named executive officer’s termination, subject to his or her timely execution and non-revocation of the general release of claims. We will have no obligation to provide these continuing benefits if the named executive officer becomes entitled to receive them from another employer; and

•

Immediate vesting of all equity awards granted to the named executive officer under our 2006 Plan, the 2012 Plan or any subsequent equity incentive plan approved by our Board of Directors, any forfeiture restrictions will immediately lapse and any target bonus performance criteria for the year in which such termination occurs will be treated as satisfied and, in the case of any options, will become vested and exercisable or, at the discretion of the Board of Directors, may be cashed out or cancelled, subject to his or her timely execution and non-revocation of the general release of claims.

If we terminate the employment of Mr. Miller or Ms. Truong without cause or he or she resigns for good reason, he or she will be entitled to certain severance benefits, which include the following:

•	Payment of obligations previously accrued and owing under his or her employment agreement, including his or her base salary, prior to the date of termination;

•

A lump sum cash payment in an amount equal to the executive officer’s then-current annual base salary, subject to his or her timely execution, delivery and non-revocation of the general release of claims and compliance with restrictive covenants, including a covenant not to compete for one year following termination; and

•

Reimbursement of the difference in the COBRA premium for the named executive officer and/or his/her dependents under medical, dental, vision and prescription drug benefit plans and the costs that the named executive officer would otherwise pay for such coverage if he or she had continued employment for a period of 12 months after his or her date of termination.

The employment agreements with Mr. Olander, Mr. Remppies, Ms. Lafon and Mr. Lubeck provide that the named executive officer or his or her estate will be entitled to certain benefits in the event of his or her death or disability. Specifically, each named executive officer, or in the event of the named executive officer’s death, his or her beneficiaries, will be entitled to the following:

•	Annual salary and other benefits that are earned and accrued under the employment agreement and the applicable benefit plans prior to the date of termination;

•	Any cash or equity bonus compensation that has been earned and accrued prior to the date of termination;

•

An additional amount equal to one year of his or her then-current annual salary plus an amount equal to the annual cash bonus for the year in which his death or disability occurs based on the then-current annual cash bonus target level under the bonus plan or, if not in place, the initial target level under the employment agreement for such year (and no less than the annual cash bonus earned by the named executive officer for the prior year);

•

Immediate vesting of all equity awards granted to the named executive officer under our 2006 Plan, the 2012 Plan or any subsequent equity incentive plan approved by our Board of Directors, any forfeiture restrictions will immediately lapse and any target bonus performance criteria for the year in which such termination occurs will be treated as satisfied and, in the case of any options, will become vested and exercisable or, at the discretion of the Board of Directors, may be cashed out or cancelled;

•	Reimbursement for and/or continuing coverage under the Company’s benefit plans for a period of 18 months after the executive officer’s termination; and

•	Reimbursement for expenses incurred prior to the date of termination.

The employment agreements with Mr. Miller and Ms. Truong provide that, in the event of his death or disability, he or she (or his or her legal representatives, as applicable) will be entitled to receive the payment of obligations previously accrued and owing under his or her employment agreement, including his or her base salary, prior to the date of termination, as well as the timely payment of any death or disability benefits, as applicable, under such plans, programs, practices and policies of the Company.

The employment agreements of Mr. Olander, Mr. Remppies, Ms. Lafon and Mr. Lubeck provide that, if a “change in control” (as defined in the employment agreements) occurs, all equity awards granted to the named executive officer under the 2006 Plan, the 2012 Plan and any subsequent equity incentive plans approved by the Board of Directors will immediately vest (and the performance criteria will be treated as satisfied) and, if applicable, become exercisable.

The employment agreements of Mr. Olander, Mr. Remppies, Ms. Lafon and Mr. Lubeck provide that the Company will indemnify the named executive officer for any “parachute payment” as defined in Section 280G of the Code for any excise tax liability, which would include the Company’s payment of the excise tax liability as well as the income, excise tax and employment tax liability attributable to payment of the excise tax liability, while the employment agreements of Mr. Miller and Ms. Truong provide that the Company will limit any payments to the named executive officer to the extent necessary to prevent the payments from being subject to the excise tax imposed by Section 4999 of the Code.

Post-Termination and Change in Control Tables for 2013

The following tables set forth the estimated cash costs incurred under these agreements if the described termination or change in control event had occurred on December 31, 2013.

Joseph G. Lubeck

Event	Cash Payment of Annual Base Salary and Annual Cash Bonus $	COBRA and Other Insurance Premiums $	Value of Accelerated Vesting of Equity Awards $	280G Gross Up $	Total $
Termination Without Cause or For Good Reason	750,000	37,232	1,108,742	—	1,895,974
Termination for Death or Disability	500,000	37,232	1,108,742	—	1,645,974
Change in Control without Termination	—	—	1,108,742	74,074	1,182,816
Change in Control and Termination Without Cause or For Good Reason	750,000	37,232	1,108,742	501,198	2,397,172

Stanley J. Olander

Event	Cash Payment of Annual Base Salary and Annual Cash Bonus $	COBRA and Other Insurance Premiums $	Value of Accelerated Vesting of Equity Awards $	280G Tax Gross-Up $	Total $
Termination Without Cause or For Good Reason	900,000	29,081	—	—	929,081
Termination for Death or Disability	600,000	29,081	—	—	629,081
Change in Control without Termination	—	—	—	—	—
Change in Control and Termination Without Cause or For Good Reason	900,000	29,081	—	385,599	1,314,680

James G. Miller

Event	Cash Payment of Annual Base Salary $	COBRA Premiums $	280G Tax Cutback $	Total $
Termination Without Cause or For Good Reason	300,000	20,490	—	320,490
Change in Control and Termination Without Cause or For Good Reason	300,000	20,490	—	320,490

Gustav G. Remppies

Event	Cash Payment of Annual Base Salary and Annual Cash Bonus $	COBRA and Other Insurance Premiums $	Value of Accelerated Vesting of Equity Awards $	280G Tax Gross-Up $	Total $
Termination Without Cause or For Good Reason	900,000	20,861	—	—	920,861
Termination for Death or Disability	600,000	20,861	—	—	620,861
Change in Control without Termination	—	—	—	—	—
Change in Control and Termination Without Cause or For Good Reason	900,000	20,861	—	409,162	1,330,023

Elizabeth T. Truong

Event	Cash Payment of Annual Base Salary $	COBRA Premiums $	280G Tax Cutback $	Total $
Termination Without Cause or For Good Reason	300,000	20,490	—	320,490
Change in Control and Termination Without Cause or For Good Reason	300,000	20,490	—	320,490

B. Mechelle Lafon

Event	Cash Payment of Annual Base Salary and Annual Cash Bonus $	COBRA and Other Insurance Premiums $	Value of Accelerated Vesting of Equity Awards $	280G Tax Gross-Up $	Total $
Termination Without Cause or For Good Reason	273,000	12,303	—	—	285,303
Termination for Death or Disability	182,000	12,303	—	—	194,303
Change in Control without Termination	—	—	—	—	—
Change in Control and Termination Without Cause or For Good Reason	273,000	12,303	—	—	285,303

Compensation Committee Interlocks and Insider Participation

Other than Messrs. Lubeck and Olander, no member of our Board of Directors served as an officer, and no member of our Board of Directors served as an employee, of the Company or any of our subsidiaries during the fiscal year ended December 31, 2013. Other than Mr. Olander, Mr. Lubeck and Ms. Biller, no member of our Board of Directors formerly served as an officer of the Company. In addition, during the fiscal year ended December 31, 2013, none of our named executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more named executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Compensation

Pursuant to the terms of our director compensation program, our independent directors received the following forms of compensation in 2013:

•	Annual Retainer. Our independent directors received an annual retainer of $15,000.

•

Meeting Fees.    Our independent directors received (i) $1,000 for each Board of Directors meeting and Executive Committee meeting attended in person or by telephone, (ii) $1,000 for each Related Party Transaction Committee meeting attended in person or by telephone before November 12, 2013, (iii) $1,500 for each Related Party Transaction Committee meeting attended in person or by telephone on or after November 12, 2013, (iv) $500 for each Audit Committee meeting, Compensation Committee meeting, and Nominating and Corporate Governance Committee meeting attended in person or by telephone, (v) an additional $1,000 for the chairman or each of the co-chairmen, as applicable, of the Related Party Transaction Committee for each Related Party Transaction Committee meeting attended in person or by telephone, and (vi) an additional $2,000 to the Audit Committee chairman for each Audit Committee meeting attended in person or by telephone. If a Board of Directors meeting was held on the same day as a committee meeting, an additional fee was not paid for attending the committee meeting, except with respect to the Audit Committee chairman, the Related Party Transaction Committee co-chairmen and, beginning in July 2013, the Related Party Transaction Committee members.

•

Equity Compensation.    Each independent director was entitled to receive 1,000 shares of restricted common stock upon his or her initial election to the Board of Directors, and an additional 1,000 shares of restricted common stock upon his or her subsequent election each year. The shares of restricted common stock vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•

Other Compensation.    Our directors could be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Our independent directors did not receive other benefits from us.

FPL Associates analyzed the compensation program for our directors against market data and proposed certain changes for 2014. Taking this information into consideration, the Compensation Committee approved and the Board of Directors adopted a new compensation program for our directors. In 2014, our directors will receive an annual retainer of $100,000, 40% of which will be paid in cash or restricted stock (at the Director’s election) and 60% of which will be paid as restricted stock (which will be in the form of a one-time restricted stock award of $240,000, which will vest pro-rata over four years). In addition, the chairman of the Audit Committee will receive a $20,000 retainer, the chairman of the Compensation Committee will receive a $15,000 retainer and all other committee chairmen will receive a $10,000 retainer, while the members of those committees will receive a retainer equal to 50% of the retainer received by the applicable chairman. Meeting fees of $1,500 will be paid for board meetings in excess of six annually and committee meetings in excess of eight annually. We also adopted stock ownership guidelines for our directors.

Messrs. Olander and Lubeck do not receive any compensation from us for their service as members of the Board of Directors. On July 9, 2013, Robert A.S. Douglas submitted his resignation from his positions as a director and as an independent member of the Company’s Audit and Nominating and Corporate Governance Committees, effective immediately. Mr. Sotoloff and Mr. Frey were appointed to the Board of Directors effective July 19, 2013 and June 28, 2013, respectively.

Director Compensation for Fiscal Year 2013

The following table sets forth the compensation earned by our directors from us in 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensations Earnings ($)	All Other Compensation ($)	Total ($)
Andrea R. Biller	81,250	8,150	—	—	—	—	89,400
Glenn W. Bunting, Jr.	86,250	8,150	—	—	—	—	94,400
Robert A.S. Douglas(4)	—	—	—	—	—	—	—
Karl Frey(5)(6)	45,250	—	—	—	—	—	45,250
Ronald D. Gaither(6)	80,250	8,150	—	—	—	—	88,400
Robert A. Gary, IV	119,250	8,150	—	—	—	—	127,400
Edward M. Kobel(6)	46,750	8,150	—	—	—	—	54,900
Michael Salkind(7)	—	—	—	—	—	—	—
Peter Sotoloff(5)(6)	37,000	—	—	—	—	—	37,000

(1)	The dollar amount reflected in the “Stock Awards” column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, Compensation–Stock Compensation, of all grants of restricted stock to our directors. The amounts are calculated based on the number of shares granted multiplied by the fair market value per share of our common stock on the date of grant. See Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, for an explanation of the assumptions made in valuing these awards.

(2)	On June 5, 2013, in connection with their re-election, we granted 1,000 shares of restricted common stock to each of our independent directors and our directors who are not affiliated with the Company and who served on the Board of Directors as of such time, of which 20.0% vested on grant date and 20.0% will vest on each of the first four anniversaries of the grant date.

(3)	As of December 31, 2013, the following Directors held the number of nonvested shares of restricted common stock set forth beside his or her name: Ms. Biller (1,800), Mr. Bunting (2,000), Mr. Gaither (800), Mr. Gary (2,000) and Mr. Kobel (800).

(4)	Mr. Douglas does not receive compensation for his duties as a director of the Company due to certain policies of his employer and resigned as a director of the Company on July 9, 2013.

(5)	Mr. Frey and Mr. Sotoloff do not receive earned fees for their duties as directors of our company due to certain policies of their employers; however, such earned fees were paid directly to their respective employers.

(6)	Due to an administrative delay, these directors did not receive a grant of 1,000 shares of restricted common stock at the time of their initial appointment to our Board of Directors.

(7)	Neither Mr. Salkind, nor his employer, receives compensation for his duties as a director of our company due to certain policies of his employer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis included above in this proxy statement. Based on such review and discussions, the Compensation Committee has determined and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Submitted by the members of the Compensation Committee:

Glenn W. Bunting, Jr.

Karl Frey

Robert A. Gary, IV

Ronald D. Gaither

Edward M. Kobel

Peter Sotoloff

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of March 20, 2014, the number of shares of our common stock and our Preferred Stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our voting securities; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group.

	Common Stock, OP Units and LTIP Units			Series D Preferred Stock			Series E Preferred Stock
Name of Beneficial Owner(1)	Number of Securities Beneficially Owned(2)		Percent of Class(3)	Number of Securities Beneficially Owned		Percent of Class	Number of Securities Beneficially Owned		Percent of Class
5% Stockholders
Entities affiliated with Elco Landmark Residential Holdings, LLC	22,276,168		33.49%	—		—	—		—
2335887 Limited Partnership	5,451,971		8.20%	—		—	—		—
BREDS II Q Landmark LLC	—		—	6,992,100		33.33%	5,866,562		86.27%
iStar Apartment Holdings LLC	—		—	13,984,200		66.67%	933,438		13.73%
Directors and Executive Officers
Joseph G. Lubeck	24,873,354	(4)(5)(25)	37.39%	—		—	—		—
Stanley J. Olander, Jr.	255,592	(6)	*	—		—	—		—
Andrea R. Biller	3,160	(7)	*	—		—	—		—
Glenn W. Bunting, Jr.	8,293	(8)	*	—		—	—		—
Karl Frey	1,000	(9)	*	13,984,200	(10)	66.67%	933,438	(11)	13.73%
Ronald D. Gaither	2,000	(12)	*	—		—	—		—
Robert A. Gary, IV	8,000	(13)	*	—		—	—		—
Edward M. Kobel	1,737,303	(14)	2.61%	—		—	—		—
Michael Salkind	22,298,208	(15)(16)(25)	33.52%	—		—	—		—
B. Mechelle Lafon	3,190	(17)	*	—		—	—		—
James G. Miller	128,084	(18)	*	—		—	—		—
Gustav G. Remppies	187,083	(19)	*	—		—	—		—
Howard Silver	1,000	(20)	*	—		—	—		—
Peter Sotoloff	1,000	(21)	*	6,992,100	(22)	33.33%	5,866,562	(23)	86.27%
Elizabeth Truong	117,230	(24)	*	—		—	—		—
All directors and executive officers as a group (15 persons)	49,624,497	(25)	74.60%	—		—	—		—

*	Represents less than 1.0% of our outstanding securities.

(1)	The address of each beneficial owner listed is c/o Landmark Apartment Trust of America, Inc., 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607.

(2)

As of March 20, 2014, 25,251,833 shares of common stock, 40,538,472 OP Units, 734,919 LTIP Units, 20,976,300 shares of our Series D Preferred Stock and 6,800,000 shares of our Series E Preferred Stock were outstanding. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days or pursuant to the redemption of partnership units in our operating partnership (for purposes of this section, “OP Units”) (assuming we elect to issue shares of common stock rather than pay cash upon such redemptions). Pursuant to the terms of the limited partnership agreement of our operating partnership, after a period of one year, upon notice of redemption from a unit holder, our operating partnership is obligated to redeem units for cash or at our option, on a one-for-one basis for common stock, subject to certain limitations. A person is also deemed to have beneficial ownership of LTIP Units. Initially, the LTIP Units will not have full parity with the OP Units with respect to liquidating distributions. Upon the occurrence of certain events, the LTIP Units will achieve full parity with the OP Units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of OP Units at any time, and thereafter enjoy all the rights of OP Units, including the right to exchange such units for shares of our common stock.

(3)	For purposes of computing the percentage of outstanding shares held by each person, any share of common stock which such person has the right to acquire pursuant to the redemption of OP Units (assuming we elect to issue shares of our common stock rather than pay cash upon redemption) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership calculations assume that all OP Units beneficially owned by the person indicated and outstanding as of March 20, 2014, are redeemed in exchange for shares of our common stock (notwithstanding any holding period requirements or exchange rights).

(4)	Includes 257,669 shares of common stock, 2,151,360 OP Units and 188,157 LTIP Units, of which 52,715 vested immediately and 136,042 have a vesting schedule related to the continuous service of the reporting person as an employee of the Company, as follows: (i) no LTIP Units will vest if the employee is employed by the Company for less than one year; (ii) 33.33% of LTIP Units will vest if the employee is employed by the Company for at least one year but less than two years from the date of grant; (iii) 66.66% of LTIP Units will vest if the employee is employed by the Company for at least two years but less than three years; and (iv) 100% of the LTIP Units will vest if the employee is employed by the Company for at least three years. In addition, Mr. Lubeck is also deemed to indirectly beneficially own 202,947 shares of common stock and 22,073,221 shares of common stock into which OP Units are redeemable if the Company elects to issue shares of common stock rather than pay cash on such redemptions which are directly owned by entities affiliated with Elco Landmark Residential Holdings, LLC. Mr. Lubeck disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

(5)	Includes 613,497 shares, valued at $8.15 per share, pledged to Mallitz Investment Group in connection with a loan to International Hot Rod Association.

(6)	Includes 21,742 shares of our common stock and 233,850 LTIP Units.

(7)	Includes 160 shares issued under our distribution reinvestment plan and 3,000 shares of restricted common stock issued in connection with Ms. Biller’s initial and subsequent election to our Board of Directors. The shares of restricted common stock vested immediately as to 20% of the shares on the grant date and 20% will vest on each of the first four anniversaries of the grant date.

(8)	Includes 293 shares of common stock issued pursuant to our distribution reinvestment plan and 8,000 shares of restricted common stock issued in connection with Mr. Bunting’s initial and subsequent election to our Board of Directors. The shares of restricted common stock vested immediately as to 20% of the shares on the grant date and 20% will vest on each of the first four anniversaries of the grant date.

(9)	Represents 1,000 shares of restricted common stock issued in connection with Mr. Frey’s initial election to our Board of Directors. The shares of restricted common stock vested immediately as to 20% of the shares on the date of Mr. Frey’s initial election to our Board of Directors and 20% will vest on each of the first four anniversaries of such initial election date.

(10)	Includes 13,984,200 shares of our Series D Preferred Stock, which are held through iStar Apartment Holdings LLC. Mr. Frey disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

(11)	Includes 933,438 shares of our Series E Preferred Stock, which are held through iStar Apartment Holdings LLC. Mr. Frey disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

(12)	Represents 2,000 shares of restricted common stock issued in connection with Mr. Gaither’s initial and subsequent elections to our Board of Directors. The shares of restricted common stock vested immediately as to 20% of the shares on the date of Mr. Gaither’s initial election to our Board of Directors and 20% will vest on each of the first four anniversaries of such initial election date. The shares of restricted common stock granted in connection with Mr. Gaither’s re-election to our Board of Directors vested immediately as to 20% of the shares on the grant date and 20% will vest on each of the first four anniversaries of the grant date.

(13)	Represents 8,000 shares of restricted common stock issued in connection with Mr. Gary’s initial and subsequent election to our Board of Directors. The shares of restricted common stock vested immediately as to 20% of the shares on the grant date and 20% will vest on each of the first four anniversaries of the grant date.

(14)	Represents (i) 624,228 OP Units held through DK Bay Breeze, LLC; (ii) 428,263 OP Units held through DK Esplanade, LLC; (iii) 47,585 OP Units held through DK Esplanade II, LLC; (iv) 386,398 OP Units held through DOF I — Landmark, LLC; (v) 64,216 OP Units held through DOF II — Cedar Brook, LLC; (vii) 57,433 OP Units held through DOF I — Waverly, LLC; (viii) 128,180 OP Units held through DOF I — Garden Square, LLC; and (ix) 2,000 shares of restricted common stock issued in connection with Mr. Kobel’s initial election and subsequent re-elections to our Board of Directors. The shares of restricted common stock vested immediately as to 20% of the shares on the date of Mr. Kobel’s initial election to our Board of Directors and 20% will vest on each of the first four anniversaries of such initial election date. The shares of restricted common stock granted in connection with Mr. Kobel’s re-election to our Board of Directors vested immediately as to 20% of the shares on the grant date and 20% will vest on each of the first four anniversaries of the grant date. Mr. Kobel is deemed to indirectly beneficially own shares of common stock into which OP Units directly owned by the entities listed above are redeemable if the Company elects to issue shares of common stock rather than pay cash on such redemption. Mr. Kobel disclaims beneficial ownership of the securities in items (i) through (viii), except to the extent of his pecuniary interests therein.

(15)	Represents 22,040 shares of common stock held through Elco North America, Inc. Mr. Salkind is also deemed to indirectly beneficially own 202,947 shares of common stock and 22,073,221 shares of common stock into which OP Units are redeemable if the Company elects to issue shares of common stock rather than pay cash on such redemption, which are directly owned by entities affiliated with Elco Landmark Residential Holdings, LLC. Mr. Salkind disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

(16)	Includes 22,298,208 shares, valued at $8.15 per share, pledged in connection with loans made by Israel Discount Bank NY to Elco North America, Inc. and Elco Landmark Residential Holdings LLC.

(17)	Represents 3,190 of LTIP Units, which vested immediately.

(18)	Includes 61,949 OP Units and 66,135 of LTIP Units, of which 6,135 vested immediately and 60,000 have a vesting schedule related to the continuous service of the reporting person as an employee of the Company, as follows: (i) no LTIP Units will vest if the employee is employed by the Company for less than one year; (ii) 33.33% of LTIP Units will vest if the employee is employed by the Company for at least one year but less than two years from the date of grant; (iii) 66.66% of LTIP Units will vest if the employee is employed by the Company for at least two years but less than three years; and (iv) 100% of the LTIP Units will vest if the employee is employed by the Company for at least three years.

(19)	Includes 10,631 shares of common stock and 176,452 of LTIP Units.

(20)	Represents 1,000 shares of restricted common stock issued in connection with Mr. Silver’s initial election to our Board of Directors. The shares of restricted common stock vested immediately as to 20% of the shares on the date of Mr. Silver’s initial election to our Board of Directors and 20% will vest on each of the first four anniversaries of such initial election date.

(21)	Represents 1,000 shares of restricted common stock issued in connection with Mr. Sotoloff’s initial election to our Board of Directors. The shares of restricted common stock vested immediately as to 20% of the shares on the date of Mr. Sotoloff’s initial election to our Board of Directors and 20% will vest on each of the first four anniversaries of such initial election date.

(22)	Includes 6,992,100 shares of our Series D Preferred Stock, which are held through BREDS II Q Landmark LLC. Mr. Sotoloff disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

(23)	Includes 5,866,562 shares of our Series E Preferred Stock, which are held through BREDS II Q Landmark LLC. Mr. Sotoloff disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

(24)	Includes 51,095 OP Units and 66,135 LTIP Units, of which 6,135 vested immediately and 60,000 have a vesting schedule related to the continuous service of the reporting person as an employee of the Company, as follows: (i) no LTIP Units will vest if the employee is employed by the Company for less than one year; (ii) 33.33% of LTIP Units will vest if the employee is employed by the Company for at least one year but less than two years from the date of grant; (iii) 66.66% of LTIP Units will vest if the employee is employed by the Company for at least two years but less than three years; and (iv) 100% of the LTIP Units will vest if the employee is employed by the Company for at least three years.

(25)	Includes 202,947 shares of common stock and 22,073,221 shares of common stock into which OP Units are redeemable if the Company elects to issue shares of common stock rather than pay cash on such redemption, which are directly owned by entities affiliates with Elco Residential Holdings, LLC. Messrs. Lubeck and Salkind are both deemed to have indirect beneficial ownership over these securities, and each of Messrs. Lubeck and Salkind disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10% of any class of any registered equity security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of such registered equity security of the Company. Section 16(a) of the Exchange Act requires the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2013, or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2013, except for the following: each of Messrs. Lubeck and Salkind filed four late reports and Mr. Douglas filed one late report.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Acquisition of Wholly-Owned Properties

During 2013, we acquired 23 properties from ELRH or its affiliates, of which three were jointly owned by ELRH or its affiliates, DeBartolo Development and OPSEU Pension Trust (“OPTrust”). ELRH is affiliated with two of our directors, Messrs. Lubeck and Salkind. DeBartolo Development is affiliated with another of our directors, Mr. Kobel, who is also a member of our Compensation Committee. We refer to these 23 properties as the “Related Party Acquisitions.” We financed these Related Party Acquisitions with a combination of cash, OP Units, indebtedness secured by the properties, issuance of preferred stock and LTIP Units. The total purchase price for these 23 properties was $383.4 million. In addition, pursuant to the terms of the governing limited liability company agreements, certain limited liability companies compensated Joseph G. Lubeck, the president and chief executive officer of ELRH and our executive chairman, in the form of 42,945 OP Units with a value of $350,000 in connection with our acquisition of eight of these properties.

For each of the Related Party Acquisitions, a majority of the independent directors approved each acquisition. In evaluating each acquisition and determining the appropriate amount of consideration to be paid, our independent directors considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the property, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

Since December 31, 2013, we have acquired five additional wholly-owned properties from related parties. On January 9, 2014, we acquired from Elco Landmark at Lakeways Management LLC and ELRH a 100% ownership in ten properties in Garland and Mesquite, Texas for a total purchase price of approximately $119.6 million (subject to prorations and adjustments). We subsequently consolidated this group into four properties. Elco Landmark at Lakeways Management LLC and ELRH are affiliated with Messrs. Lubeck and Salkind.

On January 15, 2014, we acquired from Elco Landmark at Bella Vista Management, LLC and ELRH a 100% ownership in Landmark at Bella Vista Apartments, a multifamily residential apartment property in Duluth, Georgia, for a total purchase price of approximately $31.9 million. Elco Landmark at Bella Vista Management, LLC and ELRH are affiliated with Messrs. Lubeck and Salkind.

Acquisition of Interests in Joint Venture Properties

Waverly Place — On November 18, 2013, we acquired from an affiliate of ELRH for approximately $1.2 million a 20% interest in a joint venture that owns a multifamily community in Melbourne, Florida, known as Landmark at Waverly Place. The contributor of Landmark at Waverly Place was Elco Landmark at Waverly Place Management, LLC, which is indirectly affiliated with Messrs. Lubeck, Salkind and Kobel.

The Fountains — On December 6, 2013, we acquired from an affiliate of ELRH for approximately $4.9 million a 20% interest in a joint venture that owns a multifamily community in Palm Beach Gardens, Florida, known as The Fountains property. Elco Landmark at Garden Square Management, LLC, is affiliated with two of our directors, Messrs. Lubeck and Salkind, owns the remaining 80% controlling interest in the joint venture.

Since December 31, 2013, we have acquired an interest in five additional joint venture properties from related parties.

January Portfolio — On January 7, 2014, we acquired from affiliates of ELRH 100% of the general partnership interests and 61.2% of the limited partnership interests in a joint venture that owns four multifamily properties (collectively, the “January Portfolio”) for approximately $27.9 million (subject to prorations and adjustments). The contributors of the January Portfolio were EL-Harel Management LLC and EL-BK Management, LLC, which are affiliated with Messrs. Lubeck and Salkind. The January Portfolio properties are located in Pineville, North Carolina, Lawrenceville, Georgia, Suwanne, Georgia, and Dallas, Texas.

Landmark at Maple Glen – On January 15, 2014, we acquired 44.76% of the general partnership interests and 6.34% of the limited partnership interests for approximately $9.1 million in a joint venture that owns a multifamily residential apartment property in Orange Park, Florida, known as Landmark at Maple Glen Apartments (“Maple Glen”). The contributors of Maple Glen were Elco Landmark at Maple Glen Management, LLC, Main Street Residential Maple Glen LLC and James G. Miller, our Chief Operating Officer and Chief Accounting Officer. Elco Landmark at Maple Glen Management, LLC is affiliated with Messrs. Lubeck and Salkind.

The Omnibus Agreement

On December 31, 2013, we entered into the Omnibus Agreement with ELRH, EH and ENA. EH is the parent company of ENA. The principal purposes of the Omnibus Agreement and the transactions contemplated thereunder are to (i) enable us to acquire a total of 26 multifamily properties from ELRH and certain of its affiliates and (ii) enable a restructuring transaction of ENA. As of December 31, 2013, ten of these multifamily property acquisitions had occurred, which included acquisition of interests in property joint ventures, and the remaining acquisitions were completed during January 2014 for total aggregate consideration of $355.0 million. EH and ENA are affiliated with two of our directors, Messrs. Lubeck and Salkind.

The Board of Directors approved the Restructuring Transaction contemplated by the Omnibus Agreement, with Messrs. Lubeck and Salkind abstaining, based upon the recommendation of a special committee of the Board of Directors comprised solely of independent directors.

Corporate Governance Agreement

We have entered into a financing relationship with and issued Series D Preferred Stock and Series E Preferred Stock to iStar and BREDS. Pursuant to the terms of the Corporate Governance Agreement, each of iStar and BREDS is entitled to designate a director to our Board of Directors. Mr. Sotoloff is currently serving as BREDS’ designee, and Mr. Frey is currently serving as iStar’s designee on our Board of Directors. Pursuant to the terms of the Corporate Governance Agreement, each of DeBartolo Development and OPTrust is entitled to designate a director to our Board of Directors. Mr. Kobel is currently serving as DeBartolo Development’s designee on our Board of Directors. Pursuant to the terms of the Corporate Governance Agreement, ELRH is entitled to designate two directors to our Board of Directors, and Messrs. Lubeck and Salkind are currently serving as ELRH’s designees.

Recapitalization Transaction

On August 3, 2012, we and our operating partnership entered into the Recapitalization Transaction with affiliates of ELRH and DeBartolo Development to acquire a total of 21 multifamily apartment communities and one parcel of submerged land (collectively, the “Contributed Properties”), for approximately $480.9 million in aggregate (subject to customary proration), including (i) approximately $185.2 million (subject to adjustment based on customary prorations and principal amortization) generally comprised of common units of operating partnership interests in the operating partnership, valued at $8.15 per unit; (ii) approximately $17.3 million in cash; and (iii) the assumption by us and the operating partnership of approximately $278.4 million of in-place mortgage indebtedness encumbering the Contributed Properties (based on principal amounts outstanding as of June 30, 2012). The acquisition of one of the Contributed Properties is subject to certain earn-out provisions, whereby we are obligated to pay up to $4.0 million of additional consideration contingent upon the satisfaction of certain net operating income levels for such property over a four-year period. Eighteen of the multifamily apartment communities and the parcel of submerged land are or were controlled or managed by ELRH and/or ELRM or certain of its affiliates (collectively, the “ELRM Parties”). The three remaining Contributed Properties are or were controlled or managed by DeBartolo Development and its affiliates. The ELRM Parties are affiliated with two of our directors, Messrs. Lubeck and Salkind, and DeBartolo Development is affiliated with another of our directors, Mr. Kobel, who is also a member of our Compensation Committee. We paid the Former Advisor an acquisition fee of $4.0 million in connection with the Recapitalization Transaction. We also paid an acquisition fee of $2.0 million to Mr. Lubeck, the president and chief executive officer of the ELRM Parties, and an acquisition fee of $2.0 million to ELRH. As a result of the Recapitalization Transaction, Mr. Lubeck became Executive Chairman of the Company.

The Recapitalization Transaction was approved by a special committee of the Board of Directors composed entirely of independent directors.

ELRM and Management Support Services Agreement

In connection with the Recapitalization Transaction, on August 3, 2012, ATA Property Management, LLC, a subsidiary of the Company that serves as our property management company (the “Property Manager”), entered into a management support services agreement with ELRM. During the period from January 1, 2013 to March 14, 2013, 16 of the 34 properties we owned had management support services performed by ELRM, while 16 of our other properties had accounting services performed by ELRM. Pursuant to the management support services agreement, ELRM was entitled to receive a fee equal to 3% of the gross receipts for each Contributed Property. ELRM also received a fee equal to 2% of the gross receipts for our other properties. The management support services agreement and the additional accounting services provided by ELRM were terminated in connection with the ELRM Transaction on March 14, 2013; accordingly, we no longer pay the management support services and accounting fees to ELRM.

Messrs. Lubeck and Salkind, two of our directors, directly or indirectly, owned a pecuniary interest in ELRM. Although at the time the management support services agreement was negotiated Messrs. Lubeck and Salkind were not related parties, we consider these arrangements to be a related party transaction due to the length of time these services were provided to us by ELRM and the consideration we paid ELRM for such services. We incurred approximately $418,000 in both management support services fees and accounting services performed by ELRM for each of the years ended December 31, 2013 and 2012, which are included in general, administrative and other expense in the consolidated statements of comprehensive loss. From January 1, 2013 through March 14, 2013, ELRM performed management support services and accounting services for 32 of our 34 properties. During 2012, ELRM performed management support services and accounting services for 29 of our 31 properties. As of December 31, 2013 and 2012, we had $915,000 and $183,000, respectively, due to our managed properties as part of the normal operations of our Property Manager and due to ELRH, in connection with the ELRM Transaction and management support services performed by ELRM, which were recorded in other payables due to affiliates in our consolidated balance sheets.

We are also reimbursed between 25% and 100% by ELRH for the salaries we pay to certain of our employees, including Mr. Miller and Ms. Truong. Amounts reimbursed represent management’s estimate of these employees’ time spent on behalf of ELRH. For the year ended December 31, 2013, we were reimbursed $644,000 by ELRH.

As of December 31, 2013 and 2012, we had $2.5 million and $1.6 million outstanding, respectively, that were recorded in other receivables due from affiliates. The amounts outstanding represented amounts due from our managed properties as part of the normal operations of our Property Manager and due from ELRH related to the acquisition of certain of the Contributed Properties and the ELRM Transaction.

Acquisition of Property Management Business

On March 14, 2013, we acquired (the “ELRM Transaction”) the management operations of the ELRM Parties. Our acquisition included certain property management contracts and the rights to earn property management fees and back-end participation for managing certain real estate assets acquired by Timbercreek U.S. Multi-Residential Opportunity Fund #1, and Ontario, Canada limited partnership (the “Timbercreek Fund”). We are required to pay consideration to the ELRM Parties in connection with the ELRM Transaction up to $26.2 million (subject to certain adjustments and clawbacks), and the consideration consists of restricted OP Units having an aggregate value of $16.2 million and $10 million payable under a promissory note (the “Note”). The Note accrues compounded interest at a rate of 3% per annum. The Note is payable at the earlier of five years from (i) March 14, 2013 or (ii) the date of our first firm commitment underwritten public offering in conjunction with which our common stock is listed for trading on the New York Stock Exchange or The Nasdaq Stock Market. As of December 31, 2013, we had $5.0 million outstanding under the Note.

In connection with the ELRM Transaction, on December 20, 2013, we purchased 500,000 Class A Units in Timbercreek U.S. Multi-Residential (U.S.) Holding, L.P., a Delaware limited partnership, for consideration in the amount of $5 million consisting of 613,497 shares of our restricted common stock. Additionally, an affiliate of the ELRM Parties will have the opportunity to earn additional consideration in the form of restricted limited partnership interests in our operating partnership and a promissory note through an earn-out arrangement, which is based on projected fees that we would earn in connection with new property management agreements for properties of the ELRM Parties. During the year ended December 31, 2013, we issued 139,759 restricted OP Units for an aggregate value of $1.1 million, $284,000 in promissory notes and $568,000 in incurred liabilities to the ELRM Parties for additional consideration that was earned.

As a result of the ERLM Transaction, we now perform certain functions, including the property management functions previously provided to us by the ELRM Parties. Also, effective as of the closing of the ERLM Transaction, we are no longer required to pay property management fees to ELRH. However, to the extent a property management agreement assumed by the Company provides for certain construction services obligations on a property, we will delegate such services to an affiliate of ELRH and in return remit to an affiliate of ELRH all compensation under the property management agreements related to such construction services.

Messrs. Lubeck and Salkind, two of our directors, directly or indirectly, own a pecuniary interest in ELRM. In addition, Mr. Salkind’s father owned a 65% interest in Elco Holdings Ltd., an affiliate of ELRM, through a holding company. The Board of Directors approved the ELRM Transaction, with Messrs. Lubeck and Salkind abstaining, based upon the recommendation of a special committee, which was comprised of Messrs. Olander,

Bunting, Gaither and Kobel, none of whom have any direct pecuniary interest in the ELRM Transaction. Messrs. Bunting, Gaither and Kobel are independent directors of the Company. The special committee retained its own financial advisor to negotiate the terms of the ERLM Transaction and the definitive agreements.

Managed Properties

As of December 31, 2013, we managed 33 properties owned by joint ventures between our affiliate, ELRH, and third parties. During the year ended December 31, 2013, we received approximately $4.17 million in management fees in connection with these properties. We had no ownership interest in these 33 properties as of December 31, 2013. ELRH is affiliated with two of our directors, Messrs. Lubeck and Salkind.

Registration Rights Agreements

In connection with the Recapitalization Transaction, we entered into a registration rights agreement dated as of August 3, 2012 for the benefit of the holders of the limited partnership units issuable pursuant to the Contribution Agreements and the Andros Contribution Agreement with respect to the shares of our common stock that will be issuable to them, as well as for the benefit of ELRH and its affiliates with respect to the shares of the Company’s common stock issued to EL, and any other shares of our common stock issued or issuable to them in connection with the transactions contemplated by the Master Agreement. On August 3, 2012 and February 27, 2013, the Company also entered into registration rights agreements for the benefit of the warrant holders, which include DK Landmark, LLC, an affiliate of DeBartolo Development, LLC and Mr. Kobel, as described above, with respect to the shares of the Company’s common stock that will be issuable to them upon the exercise of the warrants.

On July 1, 2013, we entered into a registration rights agreement in connection with the sale of common stock and the acquisition of a portfolio from affiliates of ELRH, for the benefit of an affiliate of OPTrust. Messrs. Lubeck and Salkind, two of our directors, are affiliated with ELRH, and Robert A.S. Douglas, who was an independent director of the Company until July 9, 2013, is affiliated with OPTrust, and, as a result, they each may have a financial interest in the transactions disclosed herein. Accordingly, the transactions were approved by the Board of Directors, with Messrs. Lubeck, Salkind and Douglas abstaining, based upon the recommendation of a special committee of the Board of Directors, which was comprised solely of independent and disinterested directors.

The registration rights agreements contain terms that are substantially similar and provide for demand and piggyback registration rights. Pursuant to the registration rights agreements, the Company is required to use reasonable best efforts to cause the registration of such shares and no guaranty can be provided that such registration will occur within the applicable time period set forth in the registration rights agreements or at all. Absent an effective registration, the holders of shares issued under the warrants will continue to hold unregistered shares.

Equity Issuance

In connection with the Recapitalization Transaction, we issued and sold 4,000,000 shares of newly-created Series A Cumulative Non-Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) to an affiliate of Robert A.S. Douglas, who was an independent director of the Company until July 9, 2013, at a purchase price of $10.00 per share, for an aggregate purchase price of $40.0 million. We also issued and sold 1,000,000 shares of newly created Series B Cumulative Non-Convertible Redeemable Preferred Stock (“Series B Preferred Stock”) to an affiliate of Mr. Kobel, at a price of $10.00 per share, for an aggregate purchase price of $10 million. On February 21, 2013, we issued and sold another 1,000,000 shares of Series A Preferred Stock to an affiliate of Mr. Douglas at a purchase price of $10.00 per share, for an aggregate purchase price of $10 million. We used the proceeds from the sale of the Series D Preferred Stock to redeem all issued and outstanding shares of our Series A Preferred Stock and Series B Preferred Stock and to acquire and renovate certain multifamily apartment properties.

On June 28, 2013, we entered into a series of definitive agreements which collectively set forth the terms and conditions pursuant to which we agreed to issue and sell for cash to iStar and BREDS an aggregate of up to

$219 million in shares of our Series D Preferred Stock, par value $0.01 per share. Holders of the Series D Preferred Stock are entitled to cumulative cash dividends of 14.47% per annum, compounded monthly. As of December 31, 2013, we had issued a total of 20,976,300 shares of Series D Preferred Stock, at a price of $10.00 per share, for an aggregate of $209.8 million. On January 7, 2014, we entered into a securities purchase agreement with the investors, pursuant to which we issued and sold, and iStar purchased, for cash, 933,438 shares of Series E Preferred Stock, at a price of $10.00 per share, for an aggregate of $9,334,380, and BREDS purchased, for cash, 5,866,562 shares of Series E Preferred Stock, at a price of $10.00 per share, for an aggregate of $58,665,620. iStar is an affiliate of one of our independent directors, Mr. Frey, and BREDS is an affiliate of one of our independent directors, Peter Sotoloff.

Lease for Principal Executive Offices

In connection with our acquisition of the property management business of ELRM, we, through our operating partnership, entered into a lease agreement with Marlu Associates, Ltd., a Florida limited partnership, as the landlord, for office space located in Jupiter, Florida. Marlu Associates, Ltd. is an affiliated entity with Mr. Lubeck, a director and our executive chairman. The lease has a term of five years with an aggregate rental of approximately $165,000 over the term of the lease. Our current monthly rental rate is $15,348, and the lease expires in December 2016.

Timbercreek U.S. Multi-Residential Opportunity Fund #1

As part of the ELRM Transaction, we acquired certain property management contracts and the rights to earn property management fees and back-end participation for managing certain real estate assets acquired by the Timbercreek Fund. Also, during the period from the closing date of the ELRM Transaction and ending on the date that is 18 months thereafter, we had a commitment to purchase 500,000 Class A Units in Timbercreek U.S. Multi-Residential (U.S.) Holding L.P., a Delaware limited partnership (“Timbercreek”), in exchange for consideration of $5.0 million. On December 20, 2013, we purchased the 500,000 Class A Units in Timbercreek for consideration in the amount of $5 million, therefore, becoming a limited partner is Timbercreek. Timbercreek is a limited partner in the Timbercreek Fund. Mr. Lubeck, a director and our executive chairman, and Ms. Truong, our Chief Investment Officer, serve on the Investment Committee of the Timbercreek Fund.

Construction Contract with DeBartolo Construction

DeBartolo Construction Services, LLC (“DeBartolo Construction”) has provided certain construction services for us related to our properties at Woodland Trace and Grayson Park for aggregate consideration of $2.0 million during the year ended December 31, 2013. Although the construction services were provided on the properties before they were contributed to us, we consider this transaction to be a related party transaction because DeBartolo Construction is affiliated with one of our directors, Mr. Kobel, and we acquired Woodland Trace and Grayson Park during 2013, a year in which Mr. Kobel also served as director. Additionally, ELRH is affiliated with two of our directors, Messrs. Lubeck and Salkind.

Tax Protection Agreements

We have entered into 28 tax protection agreements for 21 properties with certain related parties (the “Tax Protected Parties”) who contributed certain multifamily apartment communities in connection with the Recapitalization Transaction and certain other acquisitions. Pursuant to these agreements, our operating partnership has agreed, among other things, to indemnify the Tax Protected Parties against certain taxes incurred by them upon a sale, exchange or other disposition of the tax protected properties during a specified restricted period (the “Tax Protection Period”), plus an additional amount equal to the taxes incurred by the tax protected parties as a result of the indemnification payments. The Tax Protection Periods range from five to seven years. The disposition of a tax protected property in certain tax deferred transactions such as a like-kind exchange would not trigger this indemnification obligation. We estimate that the total amount of “protected gain” on all of the tax protected properties is approximately $153 million. Protected gain is the amount of gain that would be specially allocated under the Code to the Tax Protected Parties upon a taxable sale of the tax protected properties. If we sell one or more of the tax protected properties during the Tax Protection Period, we are obligated to reimburse the Tax Protected Parties for their tax liabilities on the protected gain at the then-applicable tax rates, grossed up on an after-tax basis. The reimbursement payments generally decline ratably over the Tax Protection Period.

In addition, in the tax protection agreements for three properties (representing a total equity value of approximately $35 million based on the book value of the property minus the remaining mortgage outstanding), the owners of the Tax Protected Parties have the right during the Tax Protection Period to sell all of their interests in the Tax Protected Parties to us in exchange for our common stock (the “Put Right”). The agreement further provides for the exercise of the Put Right to be structured in a manner that will qualify as a reorganization under the Code. If the Put Right is exercised with respect to a property in a merger transaction, we would inherit the applicable Tax Protected Party’s tax basis in the property and any related unpaid taxes of such Tax Protected Party.

Also pursuant to certain of these agreements, our operating partnership has agreed to maintain sufficient indebtedness on the tax protected properties during their respective Tax Protection Periods or, alternatively, to offer the Tax Protected Parties the opportunity to guarantee specific types of the operating partnership’s indebtedness in order to enable them to continue to defer certain tax liabilities. The related parties with which we have tax protection agreements are Messrs. Lubeck and Salkind, through their affiliation with ELRH, and Mr. Kobel, through his affiliation with DeBartolo Development.

Certain Conflict Resolution Restrictions and Procedures

Under Maryland corporate law, transactions between us and our directors or entities in which one or more of our directors have a material financial interest are not void or voidable on account of such interest if the interest is disclosed and the transaction is approved or ratified by a majority of disinterested directors or a majority of the votes cast by disinterested stockholders or the transaction is fair and reasonable to us. Many of these types of transactions require prompt public disclosure under SEC rules and in some circumstances require stockholder ratification under the rules of the New York Stock Exchange. Our Board of Directors believes that by relying on established Maryland statutory guidance, stock exchange rules, and appropriate governance mechanisms, combined with the transparency afforded under public company disclosure requirements, the Board of Directors will be able to effectively regulate related party transactions.

Our Code of Ethics and Conflict of Interest Policy, which applies to all members of our Board of Directors and our Executive Chairman, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions (collectively, the “Covered Persons”), contains certain restrictions and conflict resolution procedures designed to reduce or eliminate potential conflicts of interest. The overarching principle of this policy is that the personal interest of a Covered Person should not be placed improperly before the interest of the Company. Our Code of Ethics and Conflict of Interest Policy requires each Covered Person to:

•

not use his or her personal influence or personal relationships improperly to influence business decisions or financial reporting by the Company whereby the Covered Person would benefit personally to the detriment of the Company;

•	not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Person to the detriment of the Company; and

•	report at least annually any affiliations or other relationships related to conflicts of interest.

In addition, our Code of Ethics and Conflict of Interest Policy requires all transactions involving a conflict of interest to be approved by a majority of our Board of Directors, including a majority of the independent directors, not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;

AUDIT AND NON-AUDIT FEES

Our Audit Committee has appointed Ernst & Young to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young has served as our independent registered public accounting firm since June 15, 2011 and audited our consolidated financial statements for the years ended December 31, 2013, 2012 and 2011, respectively.

The following table lists the fees for services billed by our independent registered public accounting firm for 2013 and 2012:

Services	2013	2012
Audit fees(1)	$1,382,000	$854,350
Audit-related fees(2)	—	37,370
Tax fees(3)	365,474	181,782
All other fees(4)	—	—

Total	$1,747,474	$1,073,502

(1)	Audit fees billed in 2013 and 2012 related to the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our follow-on offering.

(2)	Audit-related fees relate to financial accounting and reporting consultations.

(3)	Tax fees relate to tax compliance and tax planning and advice.

(4)	All other fees relate to fees for other permissible work performed that does not meet the above-described categories, including assistance with internal audit plans and risk assessment.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

All services rendered by Ernst & Young for the year ended December 31, 2013 were pre-approved in accordance with the policies and procedures described above.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors of the Company. Management has the primary responsibility for the Company’s financial statements as well as the financial reporting process, principles and internal controls. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2013 with management and Ernst & Young. The Audit

Committee has discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, as amended, as adopted by the Public Accounting Oversight Board (United States) (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and discussed with Ernst & Young its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC. The Audit Committee has also considered whether Ernst & Young’s provision of tax preparation, tax consulting services and other non-audit services to the Company is compatible with maintaining Ernst & Young’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 21, 2014.

Audit Committee:

Robert A. Gary, IV, Chairman

Glenn W. Bunting, Jr.

Ronald D. Gaither

Edward Kobel

Peter Sotoloff

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2013 is being mailed to stockholders on or about April 2, 2014. Our Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSALS FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for the 2015 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607, no later than December 4, 2014 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present director nominations or any other proposal at our 2015 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2015 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than November 4, 2014 and no later than 5:00 p.m., Pacific Time, on December 4, 2014. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

Mailing of Materials; Other Business

On or about April 2, 2014, we will mail a proxy card, together with this proxy statement, to our stockholders of record at the close of business on the Record Date. The only business to come before the Annual Meeting of which management is aware of is set forth in this proxy statement. If any other business does properly come before the Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by fax to 1-781-633-4036 or by telephone by dialing toll-free 1-888-409-4185 or by the Internet at www.2voteproxy.com/LATA.

APPENDIX A

LANDMARK APARTMENT TRUST OF AMERICA, INC.

ARTICLES OF AMENDMENT

Landmark Apartment Trust of America, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Effective as of the Amendment Effective Date (as defined herein), the charter of the Corporation (the “Charter”) is hereby amended as follows:

1.	Section 6.1 is amended to add the following new definitions:

Amendment Effective Date. The Closing Date as defined in the Omnibus Agreement.

General Ownership Percentage. The lesser of (a) 9.9% and (b) the percentage determined, on the Amendment Effective Date, by dividing (i)) the excess of (A) 49.9% over (B) the percentage in value of the aggregate of the outstanding shares of Capital Stock that would be considered to be Beneficially Owned by an “individual” (as defined for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code)) by reason of attribution from Elco Holdings Ltd. (“EH”), including (1) the Capital Stock HE would receive if EH were to have fully exercised the Optional Redemption (as defined in the Omnibus Agreement) and received as the redemption price therefor Common Stock in lieu of cash, and (2) all Capital Stock owned by EH on the Amendment Effective Date other than the Capital Stock deemed received through the exercise of the Optional Redemption, by (ii) four.

Non-U.S. Person. A Person other than a U.S. Person.

Non-U.S. Person Ownership Percentage. The percentage determined, on the Amendment Effective Date, by dividing (a) the excess of (i) 49% over (ii) one minus the percentage in value of the aggregate of the outstanding shares of capital stock of Landmark Apartment Trust II, Inc. that are owned by the Corporation (the “Corporation’s Percentage Ownership of LATA II”), by (b) the Corporation’s Percentage Ownership of LATA II.

Omnibus Agreement. The Omnibus Agreement, dated as of December 31, 2013, by and among Landmark Apartment Trust of America, Inc., Landmark Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings LLC, Elco Holdings Ltd. and Elco North America Inc.

U.S. Person. (a) A citizen or resident of the United States, (b) a partnership created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), (c) a corporation created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia) and (d) any estate or trust (other than a foreign estate or foreign trust, within the meaning of Section 7701(a)(31) of the Code).

2.	The definition of “Aggregate Stock Ownership Limit” in Section 6.1 is hereby amended by replacing it with the following:

“Aggregate Stock Ownership Limit”: The General Ownership Percentage in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the board of the directors in accordance with Section 6.2.8.

The definition of “Common Stock Ownership Limit” in Section 6.1 is hereby amended by replacing it with the following:

“Common Stock Ownership Limit”: The General Ownership Percentage (in value or in number of shares, whoever is more restrictive) of the aggregate of outstanding shares of Common Stock, or such other percentage determined by the board of directors in accordance with Section 6.2.8.

3.	The definition of “Transfer” in Section 6.1 is hereby amended by replacing it with the following:

Transfer. Any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Capital Stock or the

right to vote or receive dividends on Capital Stock, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right, (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock, (d) a change in the capital structure of the Corporation and (e) a change in the relationship between two or more Persons that causes a change in ownership of Capital Stock by application of Section 544 of the Code, as modified by Section 856(h) of the Code; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

4.	Section 6.2.1(a) is hereby amended by replacing it with the following:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock if, as a result of such Beneficial Ownership or Constructive Ownership, the fair market value of the shares of Capital Stock owned directly and indirectly by Non-U.S. Persons for purposes of Section 897(h)(4)(B) of the Code would comprise more than the Non-U.S. Person Ownership Percentage (or such other percentage determined by the board of directors in accordance with Section 6.2.9 (as renumbered pursuant to the other amendments made pursuant hereto) of the fair market value of the issued and outstanding shares of Capital Stock.

(iv) Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; provided, however, that the board of directors may waive this Section 6.2.1(a)(iv) if, in the opinion of the board of directors, such Transfer would not adversely affect the Corporation’s ability to qualify as a REIT.

5.	Section 6.2.1(b) is hereby amended by replacing it with the following:

(b) Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 6.2.1(a)(i), Section 6.2.1(a)(ii) or Section 6.2.1(a)(iii),

(i) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.2.1(a)(i), Section 6.2.1(a)(ii) or Section 6.2.1(a)(iii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer and such Person shall acquire no rights in such shares; provided, however,

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.2.1(a)(i), Section 6.2.1(a)(ii) or Section 6.2.1(a)(iii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1(a)(i), Section 6.2.1(a)(ii) or Section 6.2.1(a)(iii) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock.

6.	Section 6.2.4 is amended by inserting the new following provision:

(c) each Person who is a Beneficial Owner or Constructive Owner of shares of Capital Stock and each Person (including the stockholder of record) who is holding shares of Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may require, in good faith, in order to determine the Corporation’s status as a REIT or a “domestically controlled qualified investment entity” (within the meaning of Section 897(h)(4)(B) of the Code) and to comply with the requirements of any taxing authority or to determine such compliance.

7.	Section 6.2.5 is amended by replacing it with the following:

Remedies Not Limited. Subject to Section 7.3, nothing contained in this Section 6.2 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT or a “domestically controlled qualified investment entity” (within the meaning of Section 897(h)(4)(B) of the Code).

8.	Section 6.2.7(a) is hereby amended by replacing it with the following:

(a) Subject to Section 6.2.1(a)(ii) and Section 6.2.1(a)(iii), the board of directors, in its sole discretion, may exempt a Person (prospectively or retroactively) from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i) the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no such Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will cause a violation of Section 6.2.1(a)(ii) or Section 6.2.1(a)(iii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the board of directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.2.1 through 6.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 6.2.1(b) and Section 6.3.

9.	Section 6.2.7(c) is hereby amended by replacing it with the following:

(c) Subject to Section 6.2.1(a)(ii) and Section 6.2.1(a)(iii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

10.	The existing Section 6.2.9 is renumbered as Section 6.2.10 and the following new Section 6.2.9 is added:

Section 6.2.9 Increase in Percentage Set Forth in Section 6.2.1(a)(iii). The board of directors may from time to time increase the percentage set forth in Section 6.2.1(a)(iii) from the Non-U.S. Person Ownership Percentage to such higher percentage as shall be determined by the board of directors; provided, however, that in no event shall such percentage exceed the lesser of 49% or such percentage as does not result in the sum of (i) the percentage ownership of Non-U.S. Persons in the Corporation’s majority owned subsidiary, known as Landmark Apartment Trust II, Inc. and (ii) the product of (x) the percentage limit set forth in Section 6.2.1(a)(iii) multiplied by (y) the percentage ownership of the Corporation in its majority owned subsidiary, known as Landmark Apartment Trust II, Inc. to exceed 49%.

11.	Section 6.2.10 (as renumbered pursuant to the other amendments made pursuant hereto) is hereby amended by replacing it with the following:

SECTION 6.2.10. Legend. Any certificate representing shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter, (a) no Person may Beneficially Own or Constructively Own shares of Common Stock in excess of the General Ownership Percentage (in value or number of shares) of the outstanding shares of Common Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of the General Ownership Percentage of the value of the total outstanding shares of Capital Stock, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (d) other than as provided in the Corporation’s charter, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; and (e) no Person may Beneficially Own or Constructively Own shares of Capital Stock if, as a result of such Beneficial Ownership or Constructive Ownership, the fair market value of the shares of Capital Stock owned directly or indirectly by Non-U.S. Persons for purposes of Section 897(h)(4)(B) of the Code would comprise more than the Non-U.S. Person Ownership Percentage of the fair market value of the issued and outstanding shares of Capital Stock. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice). If any of the restrictions on Transfer or ownership as set forth in (a), (b), (c) or (e) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (a), (b), (c) or (e) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock on request and without charge directed to the Secretary of the Corporation at its principal office.

“General Ownership Percentage” and “Non-U.S. Person Ownership Percentage” set forth in the foregoing legend shall be determined in accordance with those defined terms in the Charter and shall be updated from time to time as those percentages change in accordance with the Charter.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

SECOND: There has been no change in the authorized stock of the Corporation effected by the amendments to the Charter as set forth above.

THIRD: The amendments to the Charter as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

	PO Box 859232 Braintree, MA 02185-9919	Your Vote is Important!
Vote by Internet
Please go to the electronic voting site at www.2voteproxy.com/lata. Follow the on-line instructions. If you vote by Internet, you do not have to return your proxy card.
Vote by Phone
Please call us toll free at 1-800-830-3542 and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.
Vote by Mail or Fax
Mark, date and sign this proxy card and mail promptly in the postage-paid envelope or fax your vote to 1-781-633-4036.

If Voting by Mail Remember to sign and date the form below. Please ensure the address to the right shows through the window of the enclosed postage-paid return envelope.
PROXY TABULATOR
P.O. BOX 55909
BOSTON, MA 02205-9100

LANDMARK APARTMENT TRUST OF AMERICA, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 13, 2014

INVESTOR PROXY CARD

Solicited by the Board of Directors

The undersigned stockholder of Landmark Apartment Trust of America, Inc., a Maryland corporation, hereby appoints Stanley J. Olander, Jr. and Gustav G. Remppies, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2014 Annual Meeting of Stockholders of Landmark Apartment Trust of America, Inc. to be held on May 13, 2014 at 10:00 a.m. Eastern Time, at the company’s offices located at 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present, and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Board of Directors of Landmark Apartment Trust of America, Inc. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2014 Annual Meeting of Stockholders, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

All votes by Internet or telephone must be received no later than 11:59 p.m., Eastern Daylight Time, on May 12, 2014 to be included in the voting results, and all votes by mail or fax must be received no later than 10:00 a.m., Eastern Daylight Time, on May 13, 2014 to be included in the voting results.

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Owner signature here	Date

Co-Owner signature here	Date

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 13, 2014.

The proxy statement and annual report to stockholders are available at www.2voteproxy.com/lata.

You may obtain directions to attend the 2014 Annual Meeting of Stockholders of

Landmark Apartment Trust of America, Inc. by calling 1-804-237-1335.

PLEASE AUTHORIZE YOUR PROXY TODAY!

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES NAMED IN PROPOSAL 2 AND “FOR” THE AMENDMENT OF THE COMPANY’S CHARTER.

			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*

Proposal 2.	For the election of the nine nominees named below to serve as directors until the Annual Meeting of Stockholders of Landmark Apartment Trust of America, Inc. to be held in the year 2015 and until his or her successor is duly elected and qualifies.		☐	☐	☐
To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) in the box below.
01.	Glenn W. Bunting, Jr.	02. Karl Frey 03. Ronald D. Gaither
04.	Edward Kobel	05. Joseph G. Lubeck 06. Stanley J. Olander, Jr.
07.	Michael Salkind	08. Howard Silver 09. Peter Sotoloff

			FOR	AGAINST	ABSTAIN

Proposal 1.	The approval of an amendment of our charter.		☐	☐	☐

Please check this box if you plan to attend the annual meeting in person.			☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.